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                                                                 EXHIBIT 2.1




                      SEPARATION AND DISTRIBUTION AGREEMENT

                                 BY AND BETWEEN

                            COLLAGEN CORPORATION AND

                        COHESION TECHNOLOGIES CORPORATION

                         EFFECTIVE AS OF JANUARY 1, 1998


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                                TABLE OF CONTENTS

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
ARTICLE I - DEFINITIONS...............................................................1
        1.1 Action....................................................................1
        1.2 Affiliate.................................................................2
        1.3 Agent.....................................................................2
        1.4 Agreement.................................................................2
        1.5 Ancillary Agreements......................................................2
        1.6 Applicable Deadline.......................................................2
        1.7 Arbitration Act...........................................................2
        1.8 Arbitration Demand Date...................................................2
        1.9 Arbitration Demand Notice.................................................2
        1.10 Assets...................................................................2
        1.11 Benefits Agreement.......................................................4
        1.12 Change of Control........................................................4
        1.13 Code.....................................................................4
        1.14 Collagen Business........................................................4
        1.15 Collagen Common Stock....................................................5
        1.16 Collagen Field...........................................................5
        1.17 Collagen Group...........................................................5
        1.18 Collagen Indemnitees.....................................................5
        1.19 Collagen Supply Agreement................................................5
        1.20 Collagraft Supply Agreement..............................................5
        1.21 Commission...............................................................5
        1.22 Consents.................................................................5
        1.23 Delayed Transfer Assets..................................................5
        1.24 Delayed Transfer Liabilities.............................................5
        1.25 Distribution.............................................................5
        1.26 Distribution Date........................................................6
        1.27 Effective Date...........................................................6
        1.28 Environmental Law........................................................6
        1.29 Environmental Liabilities................................................6
        1.30 Escalation Notice........................................................6
        1.31 Exchange Act.............................................................6
        1.32 Excluded Assets..........................................................6
        1.33 Excluded Liabilities.....................................................6
        1.34 Governmental Approvals...................................................7
        1.35 Governmental Authority...................................................7
        1.36 Group....................................................................7
        1.37 Improvements.............................................................7
        1.38 Indemnifying Party.......................................................7
        1.39 Indemnitee...............................................................7


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                                TABLE OF CONTENTS
                                   (continued)

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        1.40 Indemnity Payment........................................................7
        1.41 Information..............................................................7
        1.42 Insurance Policies.......................................................7
        1.43 Insurance Proceeds.......................................................7
        1.44 Intellectual Property Rights.............................................8
        1.45 Liabilities..............................................................8
        1.46 License Agreement........................................................8
        1.47 Licensed Technology......................................................8
        1.48 Manufactured Product or Material.........................................8
        1.49 Nasdaq National Market...................................................8
        1.50 Notice of Infringement...................................................8
        1.51 Persistence Technology...................................................8
        1.52 Persistence Agreement....................................................8
        1.53 Person...................................................................9
        1.54 Prime Rate...............................................................9
        1.55 Recombinant Technology...................................................9
        1.56 Recombinant Agreement....................................................9
        1.57 Record Date..............................................................9
        1.58 Research and Development Agreements......................................9
        1.59 Retained Receivables.....................................................9
        1.60 Retained Technology......................................................9
        1.61 Securities Act...........................................................9
        1.62 Security Interest........................................................9
        1.63 Separation..............................................................10
        1.64 Services Agreement......................................................10
        1.65 Subsidiary..............................................................10
        1.66 Tax Allocation Agreement................................................10
        1.67 Taxes...................................................................10
        1.68 Technologies Assets.....................................................10
        1.69 Technologies Business...................................................10
        1.70 Technologies Common Stock...............................................10
        1.71 Technologies Contracts..................................................10
        1.72 Technologies Group......................................................11
        1.73 Technologies Indemnitees................................................11
        1.74 Technologies Liabilities................................................11
        1.75 Third Party Claim.......................................................11
        1.76  Transferred Receivables................................................11
        1.77 Transferred Technology..................................................11
        1.78 Vitrogen International Distribution Agreement...........................11
ARTICLE II - THE SEPARATION..........................................................11
        2.1 Transfer of Assets, Assumption of Liabilities and Issuance of
            Technologies Stock.......................................................11
        2.2 Technologies Assets......................................................12

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                                TABLE OF CONTENTS
                                   (continued)

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
        2.3 Technologies Liabilities.................................................14
        2.4 Transfer of Employees....................................................15
        2.5 Documents Relating to Transfer of Real Property Interests and Tangible
            Property Located Thereon.................................................16
        2.6 Documents Relating to Other Transfers of Assets and Assumption of
            Liabilities..............................................................16
        2.7 Other Ancillary Agreements...............................................16
        2.8 Disclaimer of Representations and Warranties.............................16
        2.9 Governmental Approvals and Consents......................................17
        2.10 Novation and Assignment of Assumed Technologies Liabilities.............18
ARTICLE III - THE DISTRIBUTION.......................................................19
        3.1 The Distribution.........................................................19
        3.2 Actions Prior to the Distribution........................................20
        3.3 Conditions to Distribution...............................................20
        3.4 Fractional Shares........................................................21
        3.5 The Technologies Board of Directors......................................21
ARTICLE IV - INDEMNIFICATION.........................................................22
        4.1 Indemnification by Collagen..............................................22
        4.2 Indemnification by Technologies..........................................23
        4.3 Indemnification Obligations Net of Insurance Proceeds and Other Amounts..23
        4.4 Procedures for Indemnification of Third Party Claims.....................24
        4.5 Additional Matters.......................................................25
        4.6 Remedies Cumulative......................................................26
        4.7 Survival of Indemnities..................................................26
ARTICLE V - Intellectual Property Enforcement and Indemnity..........................26
        5.1 Enforcement..............................................................26
        5.2 Third Party Claims.......................................................28
ARTICLE VI - INTERIM OPERATIONS AND CERTAIN OTHER MATTERS............................30
        6.1 Insurance Matters........................................................30
        6.2 Collection of Accounts Receivable........................................32
        6.3 Certain Business Matters.................................................33
        6.4 Late Payments............................................................34
ARTICLE VII - EXCHANGE OF INFORMATION; CONFIDENTIALITY...............................34
        7.1 Agreement for Exchange of Information; Archives..........................34
        7.2 Ownership of Information.................................................35
        7.3 Compensation for Providing Information...................................35
        7.4 Record Retention.........................................................35
        7.5 Limitation of Liability..................................................35
        7.6 Other Agreements Providing for Exchange of Information...................35


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                                TABLE OF CONTENTS
                                   (continued)

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        7.7   Production of Witnesses; Records; Cooperation..........................36
        7.8   Confidentiality........................................................37
        7.9   Protective Arrangements................................................37
ARTICLE VIII - ARBITRATION; DISPUTE RESOLUTION.......................................38
        8.1   Agreement to Arbitrate.................................................38
        8.2   Escalation.............................................................38
        8.3   Demand for Arbitration.................................................39
        8.4   Arbitrators............................................................39
        8.5   Hearings...............................................................40
        8.6   Discovery and Certain Other Matters....................................41
        8.7   Certain Additional Matters.............................................42
        8.8   Limited Court Actions..................................................42
        8.9   Continuity of Service and Performance..................................43
        8.10  Law Governing Arbitration Procedures...................................43
ARTICLE IX - FURTHER ASSURANCES AND ADDITIONAL COVENANTS.............................43
        9.1   Further Assurances.....................................................43
        9.2   Qualification as Tax-Free Distribution.................................45
ARTICLE X - TERMINATION..............................................................46
        10.1  Termination............................................................46
ARTICLE XI - MISCELLANEOUS...........................................................46
        11.1  Counterparts; Entire Agreement; Corporate Power........................46
        11.2  Right To Offset Payments...............................................46
        11.3  Governing Law..........................................................47
        11.4  Assignability..........................................................47
        11.5  Third Party Beneficiaries..............................................47
        11.6  Notices................................................................47
        11.7  Severability...........................................................48
        11.8  Force Majeure..........................................................48
        11.9  Publicity..............................................................48
        11.10 Expenses...............................................................48
        11.11 Headings...............................................................48
        11.12 Waivers of Default.....................................................49
        11.13 Specific Performance...................................................49
        11.14 Amendments.............................................................49
        11.15 Interpretation.........................................................49

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                                LIST OF SCHEDULES

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
        Schedule 1.71(a)                Technologies Contracts
        Schedule 2.2(a)(i)              Technologies Fixed Assets
        Schedule 2.2(a)(iii)            Technologies Accounts Receivable
        Schedule 2.2(a)(iv)             Technologies Cash and Cash
                                        Equivalents
        Schedule 2.2(a)(v)              Technologies Equity Investments
        Schedule 2.2(a)(viii)           Technologies Deferred Taxes
        Schedule 2.2(a)(x)              Technologies Additional Assets
        Schedule 2.2(b)(ii)             Collagen Assets
        Schedule 2.2(c)                 Chart of Accounts
        Schedule 2.3(a)(i)              Technologies Accounts Payable
        Schedule 2.3(a)(ii)             Technologies Litigation
        Schedule 2.3(a)(vi)             Technologies Additional Liabilities
        Schedule 2.4                    Technologies Employees
        Schedule 2.5                    Transfer Documents

        Exhibit A                       Form of Persistence Development
                                        and License Agreement


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                                            Application for an order granting
                                           confidential treatment pursuant to
                                        Rule 24b-2 of the Securities Exchange
                                       Act of 1934 has been or will be timely
                                    made. Confidential portions of this docu-
                                   ment have been redacted and marked with an
                                  [*] and have been filed with the Securities
                                 and Exchange Commission separately with such
                                                                 application.



                      SEPARATION AND DISTRIBUTION AGREEMENT

        This SEPARATION AND DISTRIBUTION AGREEMENT, effective as of January 1, 1998 (the "Effective Date"), is made by and between COLLAGEN CORPORATION, a Delaware corporation ("Collagen"), and COHESION TECHNOLOGIES, INC., a Delaware corporation formerly known as Collagen Technologies, Inc. ("Technologies").

                                    RECITALS

        1. The Board of Directors of Collagen has determined that it is in the best interests of Collagen and its stockholders to separate Collagen's existing businesses into two independent businesses.

        2. In furtherance of the foregoing, it is appropriate and desirable to transfer the Technologies Assets (as defined below) to Technologies and its Subsidiaries (as defined below) and to cause Technologies and its Subsidiaries to assume the Technologies Liabilities (as defined below), all as more fully described in this Agreement and the Ancillary Agreements (as defined below).

        3. Following completion of such transfer of the Technologies Assets and assumption of the Technologies Liabilities, the Board of Directors of Collagen may determine that it is appropriate and desirable, on the terms and conditions contemplated hereby, to distribute to holders of shares of Collagen Common Stock the outstanding shares of Technologies Common Stock owned directly or indirectly by Collagen.

        4. The Distribution (as defined below), if completed, is intended to qualify as a tax-free spin-off under Section 355 of the Code (as defined below).

        5. It is appropriate and desirable to set forth the principal corporate transactions required to effect the Separation (as defined below), to permit the Distribution and to provide for certain other agreements that will govern certain matters relating to the Separation (as defined below), the Distribution and the relationship of Collagen and Technologies and their respective Subsidiaries following the Distribution.

        NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        For the purpose of this Agreement, the following terms shall have the following meanings:

        1.1 "Action" means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Authority (as defined below) or any arbitration or mediation tribunal.

        1.2 "Affiliate" of any Person (as defined below) means a Person that controls, is controlled by or is under common control with such Person. As used in this Agreement, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

        1.3 "Agent" means the distribution agent to be appointed by Collagen to distribute to the stockholders of Collagen the shares of Technologies Common Stock (as defined below) held by Collagen in connection with the Distribution.

        1.4 "Agreement" means this Separation and Distribution Agreement, including all of the Schedules and Exhibits hereto.

        1.5 "Ancillary Agreements" means the deeds, lease assignments and assumptions, leases, subleases and sub-subleases, and the supplemental and other agreements and instruments related thereto, substantially in the forms attached as Schedule 2.5, the Collagraft Supply Agreement, the Collagen Supply Agreement, the License Agreement, the Benefits Agreement, the Services Agreement, the Tax Allocation Agreement, the Recombinant Agreement, the Vitrogen International Distribution Agreement and, if and when it is entered into by Collagen and Technologies, the Persistence Agreement (each as defined below).

        1.6 "Applicable Deadline" has the meaning set forth in Section 8.3(b).

        1.7 "Arbitration Act" means the United States Arbitration Act, 9 U.S.C. 1-14, as the same may be amended from time to time.

        1.8 "Arbitration Demand Date" has the meaning set forth in Section
8.3(a).

        1.9 "Arbitration Demand Notice" has the meaning set forth in Section 8.3(a).

        1.10 "Assets" means assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person, including the following:

               (a) all accounting and other books, records and files whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form;

               (b) all apparatus, computers and other electronic data processing equipment, fixtures, machinery, equipment, furniture, office equipment, motor vehicles and other transportation equipment, special and general tools, test devices, prototypes and models and other tangible personal property;

               (c) all inventories of materials, parts, raw materials, supplies, work-in-process and finished goods and products;



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               (d) all interests in real property of whatever nature, including easements, whether as owner, mortgagee or holder of a Security Interest (as defined below) in real property, lessor, sublessor, lessee, sublessee or otherwise;

               (e) all interests in any capital stock or other equity interests of any Subsidiary or any other Person, all bonds, notes, debentures or other securities issued by any Subsidiary or any other Person, all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other Person and all other investments in securities of any Person;

               (f) all license agreements, leases of personal property, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products and other contracts, agreements or commitments;

               (g) all deposits, letters of credit and performance and surety bonds;

               (h) all written technical information, data, specifications, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties;

               (i) all domestic and foreign patents, copyrights, trade names, trademarks, service marks and registrations and applications for any of the foregoing, trade secrets, inventions, other proprietary information and licenses from third Persons granting the right to use any of the foregoing;

               (j) all computer applications, programs and other software, including operating software, network software, firmware, middleware, design software, design tools, systems documentation and instructions;

               (k) all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

               (l) all prepaid expenses, trade accounts and other accounts and notes receivables;

               (m) all rights under contracts or agreements, all claims or rights against any Person arising from the ownership of any Asset, all rights in connection with any bids or offers and all claims, chooses in action or similar rights, whether accrued or contingent;

               (n) all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution;

               (o) all licenses, permits, approvals and authorizations which have been issued by any Governmental Authority;



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               (p) cash or cash equivalents, bank accounts, lock boxes and other deposit arrangements; and

               (q) interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

        1.11 "Benefits Agreement" means the Benefits Agreement, effective as of the Effective Date, by and between Collagen and Technologies.

        1.12 "Change of Control" of any Person means any of the following: (a) the consummation of a merger, consolidation, or similar business combination involving such Person, or a sale or other disposition of all or substantially all of the assets of such Person; (b) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (as defined below)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding shares of Common Stock of such Person, (ii) the combined voting power of the then outstanding voting securities of such Person entitled to vote generally in the election of directors or (c) individuals who, as of the Distribution Date, constitute the Board of Directors of such Person (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board of Directors; provided, however, that any individual becoming a director subsequent to the Distribution Date (other than any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than such Board of Directors) whose election or nomination for election by the stockholders of such Person was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board.

        1.13 "Code" means the Internal Revenue Code of 1986, as amended.

        1.14 "Collagen Business" means: the development, manufacture, use, sale and other commercialization or exploitation of (a) human aesthetics products, technologies and treatments including, without limitation, soft tissue augmentation products and treatments, and non-surgical aesthetic treatments, (b) breast implant products and processes, (c) urinary incontinence products and treatments and (d) ostomy products. The Collagen Business does not include any other business, including without limitation the development, manufacture, use, sale and other commercialization or exploitation of products for fecal incontinence, dental, ophthalmologic or orthopedic applications or drug or cell delivery.

        1.15 "Collagen Common Stock" means the Common Stock, $0.01 par value per share, of Collagen.

        1.16 "Collagen Field" means on a worldwide basis, the fields of: (a) human aesthetics products, technologies and treatments including, without limitation, soft tissue augmentation products and treatments and non-surgical aesthetic treatments; (b) breast implant products and processes; (c) urinary incontinence products and treatments and (d) ostomy products. The



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

Collagen Field shall not include any other field, including without limitation products for fecal incontinence, dental, ophthalmologic or orthopedic applications or drug or cell delivery.

        1.17 "Collagen Group" means Collagen and each Person (other than any member of the Technologies Group) that is, will be or becomes, after the Distribution Date, an Affiliate of Collagen.

        1.18 "Collagen Indemnitees" has the meaning set forth in Section 4.2.

        1.19 "Collagen Supply Agreement" means the Collagen Supply Agreement, effective as of the Effective Date, by and between Collagen and Technologies.

        1.20 "Collagraft Supply Agreement" means the Collagraft Supply Agreement, effective as of the Effective Date, by and between Collagen and Technologies.

        1.21 "Commission" means the Securities and Exchange Commission.

        1.22 "Consents" means any consents, waivers or approvals from, or notification requirements to, any third parties.

        1.23 "Delayed Transfer Assets" means any Technologies Assets that are expressly provided in this Agreement or any Ancillary Agreement to be transferred to Technologies after the Effective Date.

        1.24 "Delayed Transfer Liabilities" means any Technologies Liabilities that are expressly provided in this Agreement or any Ancillary Agreement to be assumed by Technologies after the Effective Date.

        1.25 "Distribution" means the distribution by Collagen on a pro rata basis to holders of Collagen Common Stock of all of the outstanding shares of Technologies Common Stock owned by Collagen on the Distribution Date as set forth in Article III.

        1.26 "Distribution Date" means the date determined pursuant to Section
3.1 on which the Distribution occurs.

        1.27 "Effective Date" shall have the meaning set forth in the Preamble of this Agreement.

        1.28 "Environmental Law" means any federal, state, local, foreign or international statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, common law (including tort and environmental nuisance law), legal doctrine, order, judgment, decree, injunction, requirement or agreement with any Governmental Authority, now or hereafter in effect relating to health, safety, pollution or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or to emissions, discharges, releases or threatened releases of any substance currently or at any time hereafter listed, defined, designated or classified as hazardous, toxic, waste, radioactive or dangerous, or otherwise regulated, under any of the foregoing, or otherwise relating to the manufacture, processing, distribution, use,



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treatment, storage, disposal, transport or handling of any such substances, including the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act and the Resource Conservation and Recovery Act and comparable provisions in state, local, foreign or international law.

        1.29 "Environmental Liabilities" means all Liabilities (as defined below) relating to, arising out of or resulting from any Environmental Law or contract or agreement relating to environmental, health or safety matters (including all removal, remediation or cleanup costs, investigatory costs, governmental response costs, natural resources damages, property damages, personal injury damages, costs of compliance with any settlement, judgment or other determination of Liability and indemnity, contribution or similar obligations) and all costs and expenses (including allocated costs of in-house counsel and other personnel), interest, fines, penalties or other monetary sanctions in connection therewith.

        1.30 "Escalation Notice" has the meaning set forth in Section 8.2.

        1.31 "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

        1.32 "Excluded Assets" has the meaning set forth in Section 2.2(b).

        1.33 "Excluded Liabilities" has the meaning set forth in Section 2.3(b).

        1.34 "Governmental Approvals" means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

        1.35 "Governmental Authority" means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

        1.36 "Group" means either the Collagen Group or the Technologies Group, as the context requires.

        1.37 "Improvements" has the meaning set forth in the License Agreement.

        1.38 "Indemnifying Party" has the meaning set forth in Section 4.3(a).

        1.39 "Indemnitee" has the meaning set forth in Section 4.3(a).

        1.40 "Indemnity Payment" has the meaning set forth in Section 4.3(a).

        1.41 "Information" means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs



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or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

        1.42 "Insurance Policies" means the insurance policies written by insurance carriers pursuant to which Collagen and Technologies or one or more of Technologies' Subsidiaries (or their respective officers or directors) will be insured parties after the Effective Date.

        1.43 "Insurance Proceeds" means those monies:

               (a)    received by an insured from an insurance carrier or

               (b) paid by an insurance carrier on behalf of the insured.

        1.44 "Intellectual Property Rights" has the meaning set forth in the License Agreement.

        1.45 "Liabilities" means any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, sums of money, accounts, reckonings, bonds, specialties, indemnities and similar obligations, exonerations, covenants, contracts, controversies, agreements, promises, doings, omissions, variances, guarantees, make whole agreements and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses (including allocated costs of in-house counsel and other personnel), whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any Governmental Authority or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement or any Ancillary Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

        1.46 "License Agreement" means the Assignment and License Agreement, effective as of the Effective Date, by and between Collagen and Technologies.

        1.47 "Licensed Technology" has the meaning set forth in the License Agreement.

        1.48 "Manufactured Product or Material" has the meaning set forth in
Section 4.1(f).

        1.49 "Nasdaq National Market" means the National Market of the National Association of Securities Dealers, Inc.'s Automated Quotation System.

        1.50 "Notice of Infringement" has the meaning set forth in Section
5.1(a).



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

        1.51 "Persistence Technology" means the inventions or discoveries, whether or not patentable, made, conceived, reduced to practice or otherwise developed by Technologies, whether before or after the Effective Date, in furtherance of the development of collagen materials that are more persistent than collagen-based products marketed by Collagen as of the Effective Date.

        1.52 "Persistence Agreement" means the Persistence Development and License Agreement in substantially the form attached hereto as Exhibit A, which may be entered into by and between Collagen and Technologies after the Effective Date.

        1.53 "Person" means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

        1.54 "Prime Rate" means the rate published in the Wall Street Journal as the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks, as in effect from time to time.

        1.55 "Recombinant Technology" means the inventions or discoveries, whether or not patentable, made, conceived, reduced to practice, or otherwise developed by Technologies and Collagen, whether before or after the Effective Date, in furtherance of the development of recombinant collagen that has demonstrated bioequivalence with collagen in solution and that can be manufactured in commercial scale quantities.

        1.56 "Recombinant Agreement" means the Recombinant Technology Research and Development Agreement, effective as of the Effective Date, by and between Collagen and Technologies.

        1.57 "Record Date" means the close of business on the date to be determined by the Collagen Board of Directors as the record date for determining stockholders of Collagen entitled to receive shares of Technologies Common Stock in the Distribution.

        1.58 "Research and Development Agreements" means the Recombinant Agreement and the Persistence Agreement.

        1.59 "Retained Receivables" means any and all accounts receivable and other rights to payment for goods or services sold, leased or otherwise provided other than those accounts receivable listed or described on Schedule 2.2(a)(iii).

        1.60 "Retained Technology" " has the meaning set forth in the License Agreement.

        1.61 "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

        1.62 "Security Interest" means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer or other encumbrance of any nature whatsoever.

        1.63 "Separation" means the transfer of the Technologies Assets to Technologies and its Subsidiaries and the assumption by Technologies and its Subsidiaries of the Technologies Liabilities, all as more fully described in this Agreement and the Ancillary Agreements.

        1.64 "Services Agreement" means the Services Agreement, effective as of the Effective Date, by and between Collagen and Technologies.

        1.65 "Subsidiary" as to any Person means any corporation or other organization whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however that no Person that is not directly or indirectly wholly owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.

        1.66 "Tax Allocation Agreement" means the Tax Allocation and Indemnity Agreement, effective as of the Effective Date, by and between Collagen and Technologies.

        1.67 "Taxes" has the meaning set forth in the Tax Allocation Agreement.

        1.68 "Technologies Assets" has the meaning set forth in Section 2.2(a).

        1.69 "Technologies Business" " means the business of Collagen prior to the Effective Date, other than the Collagen Business.

        1.70 "Technologies Common Stock" means the Common Stock, $0.001 par value per share, of Technologies.

        1.71 "Technologies Contracts" means the following contracts and agreements to which Collagen or any of its Affiliates is a party or by which it or any of its Affiliates or any of their respective Assets is bound, whether or not in writing, except for any such contract or agreement that is contemplated to be retained by Collagen or any member of the Collagen Group (as defined below) pursuant to any provision of this Agreement or any Ancillary Agreement:

                (a) those contracts and agreements listed or described on
Schedule 1.71(a);

                (b) any contract or agreement entered into in the name of, or expressly on behalf of, any division, business unit or member of the Technologies Group (as defined below); and

                (c) any guarantee, indemnity, representation, warranty or other Liability of any member of the Technologies Group or the Collagen Group in respect of any other Technologies Contract, any Technologies Liability or the Technologies Business (including guarantees of financing incurred by customers or other third parties in connection with purchases of products or services from the Technologies Business).

        1.72 "Technologies Group" means Technologies and each Person (other than any member of the Collagen Group) that is, will be or becomes, after the Distribution Date, an Affiliate of Technologies.

        1.73 "Technologies Indemnitees" has the meaning set forth in Section
4.1.

        1.74 "Technologies Liabilities" has the meaning set forth in Section 2.3(a).

        1.75 "Third Party Claim" has the meaning set forth in Section 4.4(a).

        1.76 "Transferred Receivables" means the accounts receivable listed on
Schedule 2.2(a)(iii).

        1.77 "Transferred Technology" " has the meaning set forth in the License Agreement.

        1.78 "Vitrogen International Distribution Agreement" means the Vitrogen International Distribution Agreement, effective as of the Effective Date, by and between Collagen and Technologies.

                                   ARTICLE II
                                 THE SEPARATION

        2.1 TRANSFER OF ASSETS, ASSUMPTION OF LIABILITIES AND ISSUANCE OF TECHNOLOGIES STOCK.

               (a) Collagen hereby agrees that, as of the Effective Date, it will assign, transfer, convey and deliver to Technologies, and Collagen hereby agrees to cause its applicable Subsidiaries to assign, transfer, convey and deliver to Technologies, and Technologies agrees to accept, as of the Effective Date, from each of Collagen and its Subsidiaries, all of Collagen's and its applicable Subsidiaries' respective right, title and interest in all Technologies Assets, other than the Delayed Transfer Assets.

               (b) Technologies hereby agrees that, as of the Effective Date, it will assume and Technologies hereby agrees faithfully to perform and fulfill all the Technologies Liabilities, other than the Delayed Transfer Liabilities, in accordance with their respective terms. As of the Effective Date, Technologies will be responsible for all Technologies Liabilities, regardless of when or where such Technologies Liabilities arose or arise, or whether the facts on which they are based occurred prior to or subsequent to the Effective Date, regardless of where or against whom such Liabilities are asserted or determined (including any Technologies Liabilities arising out of claims made by Collagen's or Technologies' respective directors, officers, employees, agents, Subsidiaries or Affiliates against any member of the Collagen Group or the Technologies Group) or whether asserted or determined prior to the Effective Date, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of law, fraud or misrepresentation by any member of the Collagen Group or the Technologies Group or any of their respective directors, officers, employees, agents, Subsidiaries or Affiliates.

               (c) Each of the parties hereto agrees that the Delayed Transfer Assets will be assigned, transferred, conveyed and delivered, and the Delayed Transfer Liabilities will be assumed, in accordance with the terms of the agreements that provide for such assignment, transfer, conveyance and delivery, or such assumption, as soon as practicable after the Effective Date. Following such assignment, transfer, conveyance and delivery of any Delayed Transfer Asset, or the assumption of any Delayed Transfer Liability, the applicable Delayed Transfer Asset or Delayed Transfer Liability shall be treated for all purposes of this Agreement and the Ancillary Agreements as a Technologies Asset or a Technologies Liability, as the case may be.

               (d) In the event that at any time or from time to time (whether prior to or after the Distribution Date), any party hereto (or any member of such party's respective Group), shall receive or otherwise possess any Asset that is allocated to any other Person pursuant to this Agreement or any Ancillary Agreement, such party shall promptly transfer, or cause to be transferred, such Asset to the Person so entitled thereto. Prior to any such transfer, the Person receiving or possessing such Asset shall hold such Asset in trust for any such other Person.

               (e) In consideration for the transfer to Technologies of the Technologies Assets, Technologies has previously issued to Collagen 10 shares of Technologies Preferred Stock.

        2.2    TECHNOLOGIES ASSETS.

                (a) For purposes of this Agreement, "Technologies Assets" means:

                      (i) those fixed assets listed or described on Schedule 2.2(a)(i);

                      (ii) all finished goods inventory of Collagraft(R) bone graft matrix, Collagraft(R) bone graft matrix strip, Vitrogen(R), Cell Prime(TM) and Zygen(TM) as of the Effective Date;

                      (iii) the accounts receivable listed or described on
Schedule 2.2(a)(iii);

                      (iv) the cash and cash equivalents listed or described on
Schedule 2.2(a)(iv);

                      (v) the equity investments and any associated rights listed or described on Schedule 2.2(a)(v);

                      (vi) the Transferred Technology;

                      (vii) the Technologies Contracts;

                      (viii) the deferred taxes listed or described on Schedule 2.2(a)(viii);

                      (ix) any Assets owned by any member of the Technologies Group on the Effective Date;

                      (x) such additional assets listed or described on Schedule 2.2(a)(x);

                      (xi) all Information with respect to the Technologies Assets as defined in this Section 2.2(a) and any other Information not related primarily to the Excluded Assets and

                      (xii) except as contemplated by Section 2.2(b), any and all Assets owned or held immediately prior to the Effective Date by Collagen or any of its Subsidiaries that are not used primarily in the Collagen Business. The intention of this clause (xii) is only to rectify any inadvertent omission of transfer or conveyance of any Assets that, had the parties given specific consideration to such Asset as of the Effective Date, would have otherwise been classified as a Technologies Asset. No Asset shall be deemed to be a Technologies Asset solely as a result of this clause (xii) if such Asset is within the category or type of Asset expressly covered by the subject matter of an Ancillary Agreement. In addition, no Asset shall be deemed a Technologies Asset solely as a result of this clause (xii) unless a claim with respect thereto is made by Technologies on or prior to the first to occur of June 30, 1999 or the first anniversary of the Distribution Date.

        Notwithstanding the foregoing, the Technologies Assets shall not in any event include the Excluded Assets referred to in Section 2.2(b) below.

                (b) For the purposes of this Agreement, "Excluded Assets" means:

                      (i) all Assets of Collagen and any other member of the Collagen Group as of the Effective Date, other than the Technologies Assets;

                      (ii) the Assets listed or described on Schedule 2.2(b)(ii); and

                      (iii) any and all Assets that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Assets to be retained by Collagen or any other member of the Collagen Group, including without limitation the Retained Technology.

               (c) The Technologies Assets and the Excluded Assets have been allocated to Technologies and Collagen, respectively, in accordance with the chart of accounts set forth on Schedule 2.2(c).

        2.3    TECHNOLOGIES LIABILITIES.

               (a) For the purposes of this Agreement, "Technologies Liabilities" means (without duplication):

                      (i) the accounts payable listed or described on Schedule 2.3(a)(i);

                      (ii) the litigation listed or described on Schedule 2.3(a)(ii);

                      (iii) all Liabilities (other than Taxes based on, or measured by reference to, net income) primarily relating to, arising out of or resulting from:

                             (A) the operation of the Technologies Business, as
conducted at any time prior to, on or after the Effective Date (including, without limitation, any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative of any member of the Technologies Group or, with respect to the operation of the Technologies Business on or prior to the Effective Date, any member of the Collagen Group (whether or not such act or failure to act is or was within such Person's authority));

                             (B) the operation of any business conducted by any
member of the Technologies Group at any time after the Effective Date (including, without limitation, any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative of any member of the Technologies Group (whether or not such act or failure to act is or was within such Person's authority)); or

                             (C) any Technologies Assets (including, without
limitation, any Technologies Contracts and any real property and leasehold interests); in any such case whether arising before, on or after the Effective Date;

                      (iv) all Environmental Liabilities primarily relating to, arising out of or resulting from:

                             (A) the facilities located at 2500 Faber Place,
Palo Alto, California and 2450 Faber Place, Palo Alto, California;

                             (B) the operation of the Technologies Business, as
conducted at any time after the Effective Date (including, without limitation, any Environmental Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative of any member of the Technologies Group (whether or not such act or failure to act is or was within such Person's authority)); or

                             (C) the operation of any business conducted by any
member of the Technologies Group at any time after the Effective Date (including, without limitation, any Environmental Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative of any member of the Technologies Group (whether or not such act or failure to act is or was within such Person's authority));

                      (v) any employee-related Liabilities (A) involving any employee of Technologies or its Subsidiaries (whether arising before, on or after the Effective Date and whether such employee is then currently employed by Technologies or was, at the time such Liability arose, an employee of a member of the Collagen Group), (B) involving Howard Palefsky or any former employees of Collagen or its Subsidiaries (who are not employees of

Collagen or Technologies on the Effective Date) who were primarily engaged in research and development activities or (C) involving, as an individual defendant, any employee of Technologies or its Subsidiaries;

                      (vi) such additional liabilities listed or described on
Schedule 2.3(a)(vi); and

                      (vii) except as contemplated by Section 2.3(b), any and all Liabilities of Collagen or its Subsidiaries accrued or otherwise outstanding immediately prior to the Effective Date that are related primarily to the Technologies Business. The intention of this clause (vii) is only to rectify any inadvertent omission or transfer or conveyance of any Liabilities that, had the parties given specific consideration to such Liability as of the Effective Date, would have otherwise been assigned to Technologies hereunder. No Liability shall be assigned to Technologies solely as a result of this clause (vii) if such Liability is within the category or type of Liability expressly covered by the subject matter of an Ancillary Agreement. In addition, no Liability shall be assigned to Technologies solely as a result of this clause (vii) unless a claim with respect thereto is made by Collagen on or prior to the first to occur of June 30, 1999 or the first anniversary of the Distribution Date.

                (b) For the purposes of this Agreement, "Excluded Liabilities" means:

                      (i) all Liabilities of Collagen or any member of the Collagen Group, other than the Technologies Liabilities; and

                      (ii) any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Liabilities to be retained or assumed by Collagen or any other member of the Collagen Group, and all agreements and obligations of any member of the Collagen Group under this Agreement or any of the Ancillary Agreements.

        2.4 TRANSFER OF EMPLOYEES. Each of the individual employees of Collagen or its Subsidiaries listed on Schedule 2.4 shall, as of the close of business on December 31, 1997, be transferred to, and become an employee of, Technologies or the Technologies Subsidiary identified on Schedule 2.4. From and after the Effective Date, Technologies, or the Technologies Subsidiary, as the case may be, shall be responsible for paying all salary, wages, bonus, accrued vacation, severance and overtime, and applicable employment and payroll taxes, to such individuals for services performed on or after January 1, 1998. Such employees shall be entitled to the benefits set forth in the Benefits Agreement.

        2.5 DOCUMENTS RELATING TO TRANSFER OF REAL PROPERTY INTERESTS AND TANGIBLE PROPERTY LOCATED THEREON. In furtherance of the assignment, transfer and conveyance of Technologies Assets and the assumption of Technologies Liabilities set forth in Section 2.1(a) and (b), on the Effective Date or as promptly as practicable thereafter, each of Collagen and Technologies, or their applicable Subsidiaries, is executing and delivering or will execute and deliver deeds, lease assignments and assumptions, leases, subleases and sub-subleases substantially in the forms attached as Schedule 2.5, with such changes as may be necessary to conform to any laws, regulations or usage applicable in the jurisdiction in which the relevant real property is located. Set forth in, or referenced by, such Schedule 2.5 is, among other things, a summary of each property or interest therein to be conveyed, assigned, leased, subleased or sub-subleased, the applicable entities relevant to each property and their capacities with respect to each property (e.g., as transferor, transferee, assignor, assignee, lessor, lessee, sublessor, sublessee, sub-sublessor or sub-sublessee), and any terms applicable to each property that are not specified in the forms of deed, lease assignment and assumption, lease, sublease or sub-sublease (e.g., rent and term).

        2.6 DOCUMENTS RELATING TO OTHER TRANSFERS OF ASSETS AND ASSUMPTION OF LIABILITIES. In furtherance of the assignment, transfer and conveyance of Technologies Assets and the assumption of Technologies Liabilities set forth in
Section 2.1(a) and (b), on the Effective Date or as promptly as practicable thereafter, (i) Collagen shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, such bills of sale, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of Collagen's and its Subsidiaries' right, title and interest in and to the Technologies Assets to Technologies or the designated Technologies Subsidiary and (ii) Technologies shall execute and deliver to Collagen and its Subsidiaries such bills of sale, stock powers, certificates of title, assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of the Technologies Liabilities by Technologies.

        2.7 OTHER ANCILLARY AGREEMENTS. Simultaneously with execution and delivery of this Agreement, each of Collagen and Technologies will execute and deliver all Ancillary Agreements (other than the Persistence Agreement) to which it is a party.

        2.8    DISCLAIMER OF REPRESENTATIONS AND WARRANTIES.

               (a) Each of Collagen (on behalf of itself and each member of the Collagen Group) and Technologies (on behalf of itself and each member of the Technologies Group) understands and agrees that, except as expressly set forth in this Agreement or in any Ancillary Agreement, no party to this Agreement, any Ancillary Agreement or any other agreement or document contemplated by this Agreement, any Ancillary Agreement or otherwise, is representing or warranting in any way as to the Assets, businesses or Liabilities transferred or assumed as contemplated hereby or thereby, as to any consents or approvals required in connection therewith, as to the value or freedom from any Security Interests of, or any other matter concerning, any Assets of such party, or as to the absence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other Asset, including any accounts receivable, of any party, or as to the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any Asset or thing of value upon the Effective Date. Except as may expressly be set forth in this Agreement or in any Ancillary Agreement, all such Assets are being transferred on an "as is," "where is" basis (and, in the case of any real property, by means of a quitclaim or similar form deed or conveyance) and, except as otherwise provided herein, the respective transferees shall bear the economic and legal risks that any conveyance shall prove to be insufficient to vest in the transferee good and marketable title, free and clear of any Security Interest.

        2.9    GOVERNMENTAL APPROVALS AND CONSENTS.

               (a) To the extent that the Separation requires any Consents or Governmental Approvals, the parties will use their reasonable best efforts to obtain any such Consents and Governmental Approvals.

               (b) If and to the extent that the valid, complete and perfected transfer or assignment to the Technologies Group of any Technologies Assets would be a violation of applicable laws or require any Consent or Governmental Approval in connection with the Separation or the Distribution, then the transfer or assignment to the Technologies Group of such Technologies Assets shall be automatically deemed deferred and any such purported transfer or assignment shall be null and void until such time as all legal impediments are removed and/or such Consents or Governmental Approvals have been obtained. Notwithstanding the foregoing, any such Asset shall be deemed a Technologies Asset for purposes of determining whether any Liability is a Technologies Liability.

               (c) If the transfer or assignment of any Technologies Asset intended to be transferred or assigned hereunder is not consummated as of the Effective Date, whether as a result of the provisions of Section 2.9(b) or for any other reason, then the Person retaining such Technologies Asset shall thereafter hold such Technologies Asset for the use and benefit, insofar as reasonably possible, of the Person entitled thereto (at the expense of the Person entitled thereto). In addition, the Person retaining such Technologies Asset shall take such other actions as may be reasonably requested by the Person to whom such Technologies Asset is to be transferred in order to place such Person, insofar as reasonably possible, in the same position as if such Technologies Asset had been transferred as contemplated hereby and so that all the benefits and burdens relating to such Technologies Asset, including possession, use, risk of loss, potential for gain, and dominion, control and command over such Technologies Asset, are to inure from and after the Effective Date to the Technologies Group.

               (d) If and when the Consents and/or Governmental Approvals, the absence of which caused the deferral of transfer of any Technologies Asset pursuant to Section 2.9(b), are obtained, the transfer of the applicable Technologies Asset shall be effected in accordance with the terms of this Agreement and/or the applicable Ancillary Agreement.

               (e) The Person retaining a Technologies Asset due to the deferral of the transfer of such Technologies Asset shall not be obligated, in connection with the foregoing, to expend any money unless the necessary funds are advanced by the Person entitled to the Technologies Asset, other than reasonable out-of-pocket expenses, attorneys' fees and recording or similar fees, all of which shall be promptly reimbursed by the Person entitled to such Technologies Asset.

        2.10   NOVATION AND ASSIGNMENT OF ASSUMED TECHNOLOGIES LIABILITIES.

               (a) Each of Collagen and Technologies, at the request of the other, shall use their reasonable best efforts to obtain, or to cause to be obtained, any consent, substitution, approval or amendment required to novate and assign all obligations under agreements, leases, licenses and other obligations or Liabilities of any nature whatsoever that constitute Technologies Liabilities, or to obtain in writing the unconditional release of all parties to such arrangements other than any member of the Technologies Group, so that, in any such case, Technologies and its Subsidiaries will be solely responsible for such Liabilities; provided, however, that neither Collagen nor Technologies shall be obligated to pay any consideration therefor to any third party from whom such consents, approvals, substitutions and amendments are requested.

               (b) If Collagen or Technologies is unable to obtain, or to cause to be obtained, any such required consent, approval, release, substitution or amendment, the applicable member of the Collagen Group shall continue to be bound by such agreements, leases, licenses and other obligations and, unless not permitted by law or the terms thereof, Technologies shall, as agent or subcontractor for Collagen or such other Person, as the case may be, pay, perform and discharge fully all the obligations or other Liabilities of Collagen or such other Person, as the case may be, thereunder from and after the Effective Date. Collagen shall, without further consideration, pay and remit, or cause to be paid or remitted, to Technologies promptly all money, rights and other consideration received by it or any member of its Group in respect of the performance of such unassigned Liabilities (unless any such consideration is an Excluded Asset). If and when any such consent, approval, release, substitution or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable or able to be novated, Collagen shall thereafter assign, or cause to be assigned, all its rights, obligations and other Liabilities thereunder or any rights or obligations of any member of the Collagen Group to Technologies or another member of the Technologies Group specified by Technologies without payment of further consideration and Technologies, without the payment of any further consideration, shall, or shall cause such other member of the Technologies Group to assume such rights and obligations.

                                   ARTICLE III
                                THE DISTRIBUTION

        3.1    THE DISTRIBUTION.

               (a) In the event that the Collagen Board of Directors decides to proceed with the Distribution, then subject to the conditions specified in
Section 3.3, on or prior to a date determined by such Board of Directors (the "Distribution Date"), Collagen will deliver to the Agent for the benefit of holders of record of Collagen Common Stock on the Record Date, a single stock certificate, endorsed by Collagen in blank, representing all of the outstanding shares of Technologies Common Stock then owned by Collagen or any member of the Collagen Group, and shall cause the transfer agent for the shares of Collagen Common Stock to instruct the Agent to distribute on the Distribution Date the appropriate number of such shares of Technologies Common Stock to each such holder or designated transferee or transferees of such holder.

               (b) Subject to the provisions of Section 3.4, each holder of Collagen Common Stock on the Record Date (or such holder's designated transferee or transferees) will be entitled to receive in the Distribution a number of shares of Technologies Common Stock equal to the number of shares of Collagen Common Stock held by such holder on the Record Date multiplied by a fraction, the numerator of which is the number of outstanding shares of Technologies Common Stock owned by Collagen or any other member of the Collagen Group on the Record Date and the denominator of which is the number of shares of Collagen Common Stock outstanding on the Record Date.

               (c) Technologies and Collagen, as the case may be, will provide to the Agent all share certificates and any information required in order to complete the Distribution on the terms specified in this Section 3.1.

        3.2    ACTIONS PRIOR TO THE DISTRIBUTION.

               (a) Collagen and Technologies shall prepare and mail, prior to the Distribution Date, to the holders of Collagen Common Stock, such information concerning Technologies, its business, operations and management, the Distribution and such other matters as Collagen shall reasonably determine and as may be required by law. Collagen and Technologies will prepare, and Technologies will, to the extent required under applicable law, file with the Commission any such documentation and any requisite no action letters which Collagen determines are necessary or desirable to effectuate the Distribution, and Collagen and Technologies shall each use its reasonable best efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

               (b) Collagen and Technologies shall take all such action as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution.

               (c) Collagen and Technologies shall take all reasonable steps necessary and appropriate to cause the conditions set forth in Section 3.3 (subject to Section 3.3(d)) to be satisfied and to effect the Distribution on the Distribution Date.

               (d) To the extent required, Technologies shall prepare and file, and shall use its reasonable best efforts to have approved, an application for the quotation of the Technologies Common Stock to be distributed in the Distribution on the Nasdaq National Market, subject to official notice of distribution.

        3.3 CONDITIONS TO DISTRIBUTION. In the event that the Collagen Board of Directors decides to proceed with the Distribution, the parties hereto shall use their reasonable best efforts to satisfy the following conditions to the consummation of the Distribution. The obligations of the parties to consummate the Distribution shall be conditioned on the satisfaction, or waiver by Collagen of the following conditions:

               (a) A private letter ruling from the Internal Revenue Service shall have been obtained, and shall continue in effect, to the effect that, among other things, the Distribution will qualify as a tax-free distribution for federal income tax purposes under Section 355 of the Code and the transfer to Technologies of the Technologies Assets and the assumption by Technologies of the Technologies Liabilities in connection with the Separation will not result in the recognition of any gain or loss to any member of the Collagen Group, any member of the Technologies Group or their respective stockholders for federal income tax purposes, and such ruling shall be in form and substance satisfactory to Collagen in its sole discretion.

               (b) Any material Consents and Governmental Approvals necessary to consummate the Distribution shall have been obtained and be in full force and effect.

               (c) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be pending or in effect and no other event outside the control of Collagen shall have occurred or failed to occur that prevents the consummation of the Distribution.

               (d) No other events or developments shall have occurred that, in the judgment of the Board of Directors of Collagen, would result in the Distribution having a material adverse effect on Collagen, on any member of the Collagen Group or on the stockholders of Collagen.

               (e) A no-action letter from the Commission shall have been obtained to the effect that, after giving effect to the Separation and the Distribution, Technologies is not an "investment company" under the Investment Company Act of 1940, as amended.

               (f) To the extent required, a no-action letter from the Commission shall have been obtained to the effect that the Distribution is exempt from registration under the Securities Act.

               (g) The stockholders of Collagen shall have approved the Distribution.

        The foregoing conditions are for the sole benefit of Collagen and shall not give rise to or create any duty on the part of Collagen or the Collagen Board of Directors to waive or not waive any such condition.

        3.4 FRACTIONAL SHARES. As soon as practicable after the Distribution Date, Collagen shall direct the Agent to determine the number of whole shares and fractional shares of Technologies Common Stock allocable to each holder of record or beneficial owner of Collagen Common Stock as of the Record Date, to aggregate all such fractional shares and sell the whole shares obtained thereby at the direction of Collagen either to Collagen, in open market transactions or otherwise, in each case at then prevailing trading prices, and to cause to be distributed to each such holder or for the benefit of each such beneficial owner to which a fractional share shall be allocable such holder's or owner's ratable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale. Collagen and the Agent shall use their reasonable best efforts to aggregate the shares of Collagen Common Stock that may be held by any beneficial owner thereof through more than one account in determining the fractional share allocable to such beneficial owner.

        3.5 THE TECHNOLOGIES BOARD OF DIRECTORS. Collagen and Technologies shall each take all actions which may be required to elect or otherwise appoint as directors of Technologies, on or prior to the Distribution Date, John Daniels, Reid Dennis, Frank DeLustro, David Foster, Craig Johnson and any other persons to be designated by a nominating committee of Technologies' Board of Directors (which nominating committee shall be comprised of individuals who are at such time neither officers nor directors of Collagen) as additional or substitute members of the Board of Directors of Technologies on the Distribution Date.

                                   ARTICLE IV
                                 INDEMNIFICATION

        4.1 INDEMNIFICATION BY COLLAGEN. Subject to the provisions of Section 4.3, Collagen shall indemnify, defend and hold harmless Technologies, each member of the Technologies Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Technologies Indemnitees"), from and against any and all Liabilities of the Technologies Indemnitees relating to, arising out of or resulting from any of the following items (without duplication):

               (a) the failure of Collagen or any other member of the Collagen Group or any other Person (other than Technologies or any member of the Technologies Group) to pay, perform or otherwise promptly discharge any Liabilities of the Collagen Group, other than the Technologies Liabilities or any contract other than the Technologies Contracts, in accordance with their respective terms, whether prior to or after the Effective Date, other than any failure or alleged failure resulting from any action or failure to act by Technologies or any member of the Technologies Group;

               (b) the Collagen Business, any Liability of the Collagen Group (including any Environmental Liability) other than the Technologies Liabilities or any contract other than the Technologies Contracts, other than any Liability resulting from any action or failure to act by Technologies or any member of the Technologies Group;

               (c) any breach, by Collagen or any member of the Collagen Group, of this Agreement or any of the Ancillary Agreements, other than any Liability resulting from any action or failure to act by Technologies or any member of the Technologies Group;

               (d) any product liability claims, whether existing on the Effective Date or arising thereafter, related to the Collagen Business; and

               (e) any manufacturing defect in any product or material manufactured by Collagen for Technologies pursuant to the Collagraft Supply Agreement or the Collagen Supply Agreement (a "Manufactured Product or Material"); provided, however, that Collagen shall not be obligated to indemnify Technologies pursuant to this Section 4.1(e) to the extent that any Liability is the result of: (i) the use of any Manufactured Product or Material that has been manufactured in accordance with and materially conforms to the specifications provided by Technologies and accepted by Collagen for such Manufactured Product or Material, (ii) the combination by Technologies of any Manufactured Product or Material with another product or material or the modification by Technologies of any Manufactured Product or Material where such Liability would not have occurred but for such combination or modification or
(iii) any statement, representation, misstatement or omission made by Technologies, any member of the Technologies Group or any customer thereof regarding a Manufactured Product or Material which are inconsistent with Collagen's warranties expressly granted under the Collagraft Supply Agreement or the Collagen Supply Agreement, as applicable.

        4.2 INDEMNIFICATION BY TECHNOLOGIES. Subject to the provision of Section 4.3, Technologies shall indemnify, defend and hold harmless Collagen, each member of the Collagen Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Collagen Indemnitees"), from and against any and all Liabilities of the Collagen Indemnitees relating to, arising out of or resulting from any of the following items (without duplication):

               (a) the failure of Technologies or any other member of the Technologies Group or any other Person (other than Collagen or any member of the Collagen Group) to pay, perform or otherwise promptly discharge any Technologies Liabilities or Technologies Contracts, in accordance with their respective terms, whether prior to or after the Effective Date, other than any failure or alleged failure resulting from any action or failure to act by Collagen or any member of the Collagen Group;

               (b) any Liability arising in connection with any Technologies Liabilities that were not assigned or novated to Technologies and which Technologies is obligated to pay, perform and discharge pursuant to Section 2.10(b) of this Agreement or in connection with any assignment that was obtained without a novation or unconditional release of all parties other than members of the Technologies Group, other than any Liability resulting from any action or failure to act by Collagen or any member of the Collagen Group;

               (c) the Technologies Business, any Technologies Liability or any Technologies Contract, other than any Liability resulting from any action or failure to act by Collagen or any member of the Collagen Group;

               (d) any breach by Technologies or any member of the Technologies Group of this Agreement or any of the Ancillary Agreements, other than any breach or alleged breach resulting from any action or failure to act by Collagen or any member of the Collagen Group; and

               (e) any product liability claims, whether existing on the Effective Date or arising thereafter, related to the Technologies Business.

        4.3 INDEMNIFICATION OBLIGATIONS NET OF INSURANCE PROCEEDS AND OTHER AMOUNTS.

               (a) The parties intend that any Liability subject to indemnification or reimbursement pursuant to Articles IV and V will be net of Insurance Proceeds. Accordingly, the amount which any party (an "Indemnifying Party") is required to pay to any Person entitled to indemnification hereunder (an "Indemnitee") will be reduced by any Insurance Proceeds theretofor actually recovered by or on behalf of the Indemnitee in reduction of the related Liability. If an Indemnitee receives a payment (an "Indemnity Payment") required by this Agreement from an Indemnifying Party in respect of any Liability and subsequently receives Insurance Proceeds, then the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds had been received, realized or recovered before the Indemnity Payment was made.

               (b) An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof. Nothing contained in this Agreement or any Ancillary Agreement shall obligate any member of any Group to seek to collect or recover any Insurance Proceeds.

        4.4    PROCEDURES FOR INDEMNIFICATION OF THIRD PARTY CLAIMS.

               (a) If an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a member of the Collagen Group or the Technologies Group of any claim or of the commencement by any such Person of any Action (collectively, a "Third Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to Section 4.1, Section 4.2, Section
5.2 or any other provision of this Agreement or any Ancillary Agreement, such Indemnitee shall give such Indemnifying Party written notice thereof within 20 days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the failure of any Indemnitee or other Person to give notice as provided in this Section 4.4(a) shall not relieve the related Indemnifying Party of its obligations under Articles IV and V, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.

               (b) An Indemnifying Party may elect to defend (and, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise), at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within 30 days after the receipt of notice from an Indemnitee in accordance with Section 4.4(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee as to whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which notice shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnitee except as set forth in the next sentence. In the event that the Indemnifying Party has elected to assume the defense of the Third Party Claim but has specified, and continues to assert, any reservations or exceptions in such notice, then, in any such case, the reasonable fees and expenses of one separate counsel for all Indemnitees shall be borne by the Indemnifying Party.

               (c) If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in Section 4.4(b), such Indemnitee may defend such Third Party Claim at the cost and expense (including allocated costs of in-house counsel and other personnel) of the Indemnifying Party.

               (d) No Indemnitee may settle or compromise any Third Party Claim without the consent of the Indemnifying Party.

               (e) No Indemnifying Party shall consent to entry of any judgment or enter into any settlement of a Third Party Claim without the consent of the Indemnitee if the effect thereof is to permit any injunction, declaratory judgment, other order or other non-monetary relief to be entered, directly or indirectly, against any Indemnitee.

               (f) The provisions of Section 4.4 and Section 4.5 shall not apply to Taxes (which are covered by the Tax Allocation Agreement).

               (g) The Indemnitees shall cooperate with the Indemnifying Party in a reasonable manner in the defense of any Third Party Claim by the Indemnifying party, and the cost and expense (including costs of in-house counsel and other personnel) of such cooperation shall be borne by the Indemnifying Party unless otherwise specified herein.

        4.5    ADDITIONAL MATTERS.

               (a) Any claim on account of a Liability that does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the Indemnifying Party. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party as contemplated by this Agreement and the Ancillary Agreements.

               (b) In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third

Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other person.

               (c) In the event of an Action in which the Indemnifying Party is not a named defendant, if the Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant. If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in this Section 4.5 and the Indemnifying Party shall fully indemnify the named defendant against all costs of defending the Action (including court costs, sanctions imposed by a court, attorneys' fees, experts' fees and all other external expenses, and the allocated costs of in-house counsel and other personnel), the costs of any judgment or settlement, and the cost of any interest or penalties relating to any judgment or settlement.

        4.6 REMEDIES CUMULATIVE. The remedies provided in this Article IV shall be cumulative and, subject to the provisions of Article VIII and Section 5.2(f), shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

        4.7 SURVIVAL OF INDEMNITIES. The rights and obligations of each of Collagen and Technologies and their respective Indemnitees under Articles IV and V shall survive the sale or other transfer by any party of any Assets or businesses or the assignment by it of any Liabilities.

                                    ARTICLE V
                 INTELLECTUAL PROPERTY ENFORCEMENT AND INDEMNITY

        5.1 ENFORCEMENT.

               (a) NOTICE. In the event that Technologies, Collagen or any member of the Technologies Group or Collagen Group becomes aware of, or has reason to suspect, that a third party is infringing or misappropriating, or may be in the position to begin infringing or misappropriating, either directly or indirectly, the Transferred Technology, the Retained Technology, Persistence Technology, Recombinant Technology or Improvements, it shall promptly deliver written notice to the other party of such infringement or misappropriation or prospective infringement or misappropriation by such third party ("Notice of Infringement").

               (b)    INFRINGEMENT IN THE COLLAGEN FIELD.

                      (i) If the alleged infringement or misappropriation by a third party is of the Retained Technology or Improvements in the Collagen Field, then Collagen shall have the right to initiate a legal proceeding against such third party, together with the right to enforce and collect any judgment thereon. Collagen shall have sole control and shall bear all costs and expenses associated with such legal proceeding against such third party. Collagen shall retain all monetary recoveries or awards resulting from such legal proceeding. Upon Collagen' request, Technologies shall provide reasonable assistance to Collagen in any such legal proceeding initiated by Collagen, including without limitation providing documentation and testimony and joining in such legal proceeding if required, provided that all expenses incurred by Technologies for such assistance shall be reimbursed by Collagen. If Collagen declines to initiate or fails to initiate within 90 days after delivery of the Notice of Infringement a legal proceeding against such third party where such alleged infringement or misappropriation relates to Improvements owned by Technologies and licensed to Collagen, then Technologies shall have the right, but not the obligation, to initiate a legal proceeding against such third party at its expense and retain any monetary recoveries or awards resulting therefrom. Upon Technologies' request, Collagen shall provide reasonable assistance to Technologies in any such legal proceeding initiated by Technologies, including without limitation providing documentation and testimony and joining in such legal proceeding if required, provided that all expenses incurred by Collagen for such assistance shall be reimbursed by Technologies.

                      (ii) If the alleged infringement or misappropriation by a third party is of Licensed Technology, Persistence Technology (if and to the extent licensed to Collagen pursuant to the Persistence Agreement) or Recombinant Technology (if and to the extent licensed to Collagen pursuant to the Recombinant Agreement) in the Collagen Field, then Collagen shall have the right to elect to initiate a legal proceeding against such third party, together with the right to enforce and collect any judgment thereon. Collagen shall have control of such legal proceeding or settlement thereof; provided, however, that:
(a) Collagen notifies Technologies in writing of such election within 90 days after the Notice of Infringement has been delivered and (b) Collagen shall not enter into any settlement of such legal proceeding without the approval of Technologies, which approval shall not be unreasonably withheld. If Collagen does not initiate such legal proceeding within 90 days after delivery of the Notice of Infringement, or notifies Technologies that it declines to initiate such legal proceeding, then Technologies shall have the right, but not the obligation, to initiate a legal proceeding against such third party. Technologies shall have control of such legal proceeding or settlement thereof, provided that it shall not enter into any settlement of such legal proceeding without the approval of Collagen, which approval shall not be unreasonably withheld. Each party shall provide reasonable assistance to the party initiating the legal proceeding, including without limitation, providing documentation and testimony and joining in such legal proceeding if required. Without regard to which party initiates the legal proceeding, all costs and expenses associated with such legal proceeding, including any costs incurred for assistance, and all monetary recoveries and awards resulting from such legal proceeding shall be allocated seventy-five percent (75%) to Collagen and twenty-five percent (25%) to Technologies.

               (c)    INFRINGEMENT OUTSIDE THE COLLAGEN FIELD.

                      If the alleged infringement or misappropriation by a third party is of Retained Technology, Transferred Technology, Improvements, Persistence Technology or Recombinant Technology outside of the Collagen Field, then Technologies shall have the right to initiate a legal proceeding against such third party, together with the right to enforce and collect any judgment thereon. Technologies shall have control and shall bear all costs and expenses associated with such legal proceeding against such third party. Technologies shall retain all monetary recoveries or awards resulting from such legal proceeding. Upon Technologies' request, Collagen shall provide reasonable assistance to Technologies in any such legal proceeding initiated by Technologies, including without limitation providing documentation and testimony and joining in such legal proceeding if required, provided that all expenses incurred by Collagen for such assistance shall be reimbursed by Technologies. If Technologies declines to initiate or fails to initiate within 90 days after delivery of the Notice of Infringement a legal proceeding against such third party where such alleged infringement or misappropriation relates to Retained Technology or Improvements owned by Collagen and licensed to Technologies, then Collagen shall have the right to initiate a legal proceeding against such third party at its expense and retain any monetary recoveries or awards resulting therefrom. Upon Collagen's request, Technologies shall provide reasonable assistance to Collagen in any such legal proceeding initiated by Collagen, including without limitation providing documentation and testimony and joining in such legal proceeding if required, provided that all expenses incurred by Technologies for such assistance shall be reimbursed by Collagen.

               (d)    INFRINGEMENT IN AND OUTSIDE THE COLLAGEN FIELD.

                      If a third party is allegedly infringing or misappropriating Retained Technology, Transferred Technology, Improvements, Persistence Technology (if and to the extent licensed to Collagen pursuant to the Persistence Agreement) or Recombinant Technology (if and to the extent licensed to Collagen pursuant to the Recombinant Agreement) both in and outside the Collagen Field, then the parties shall cooperate with each other and negotiate in good faith an arrangement for enforcing their Intellectual Property Rights against such third party.

        5.2    THIRD PARTY CLAIMS.

               (a) COLLAGEN INDEMNIFICATION. In the event that a Third Party Claim is brought or filed against the Technologies Indemnitees for any alleged infringement or misappropriation of any third party Intellectual Property Rights based on or arising out of: (i) Collagen's making, using, selling, offering for sale, marketing or promoting technology, products or processes incorporating Retained Technology in the Collagen Field after the Effective Date or (ii) the combination by Collagen of any technology, product or process incorporating Persistence Technology or Recombinant Technology with another product or process, or the modification by Collagen of any technology, product or process incorporating Persistence Technology or Recombinant Technology, where any Liability would not have occurred but for such combination or modification, then Collagen will have the obligation to defend, indemnify and hold harmless the Technologies Indemnitees against such Third Party Claim. Collagen agrees to pay any Liabilities entered against such Technologies Indemnitees relating to, arising out of or resulting from such Third Party Claim.

               (b) TECHNOLOGIES INDEMNIFICATION. In the event that a Third Party Claim is brought or filed against the Collagen Indemnitees for any alleged infringement or misappropriation of any third party Intellectual Property Rights based on or arising out of: (i) Collagen's making, using, selling, offering for sale, marketing or promoting technology, products or processes incorporating Transferred Technology outside the Collagen Field before the Effective Date,
(ii) Collagen's making, using, selling, offering for sale, marketing or promoting products or processes incorporating Persistence Technology or Recombinant Technology (whether in or outside the Collagen Field) prior to the Effective Date, (iii) Technologies' making, using, selling, offering for sale, marketing or promoting products or processes incorporating Transferred Technology, Persistence Technology and Recombinant Technology outside the Collagen Field after the Effective Date, or (iv) Collagen's making, using, selling, offering for sale, marketing or promoting products or processes incorporating Persistence Technology or Recombinant Technology within the Collagen Field after the Effective Date, then Technologies will have the obligation to defend, indemnify and hold harmless the Collagen Indemnitees against any such Third Party Claims; provided, however, that Technologies shall not be obligated to indemnify Collagen pursuant to this Section 5.2(b) to the extent that any Liability is the result of: (i) the combination by Collagen of any technology, product or process incorporating Persistence Technology or Recombinant Technology with another product or process, or the modification by Collagen of any technology, product or process incorporating Persistence Technology or Recombinant Technology, where such Liability would not have occurred but for such combination or modification or (ii) any unauthorized use by Collagen of Persistence Technology or Recombinant Technology, including without limitation any use of Persistence Technology prior to execution of the Persistence Agreement. Subject to the limitations herein, Technologies agrees to pay any Liabilities entered against such Collagen Indemnitees relating to, arising out of or resulting from such Third Party Claim.

               (c) SHARED DEFENSE. In the event that any Third Party Claim is brought or filed against Collagen, any member of the Collagen Group, Technologies or any member of the Technologies Group for any infringement or misappropriation of any third party Intellectual Property Rights based on or arising out of: (i) Collagen's making, using, selling, offering for sale, marketing or promoting technology, products or processes incorporating Retained Technology or Transferred Technology in the Collagen Field prior to the Effective Date or (ii) Collagen's making, using, selling, offering for sale, marketing or promoting technology, products or processes incorporating Licensed Technology in the Collagen Field after the Effective Date, then Collagen will have the first right to defend against or settle any Third Party Claim; provided, however, that Technologies: (i) cooperates fully with Collagen in such defense; and (b) Technologies funds twenty-five percent (25%) of all expenses associated with such defense, including without limitation attorneys and expert fees and court or other administrative agency costs. Technologies will have the right to participate, in a non-controlling manner and at its sole expense in such defense by Collagen. If Collagen declines to defend such Third Party Claim, then Technologies shall have the right to defend or settle such Third Party Claim; provided that Collagen: (x) cooperates fully with Technologies in such defense and (y) Collagen funds seventy-five percent (75%) of all expenses associated with such defense, including without limitation attorneys and expert fees and court or other administrative agency costs. Collagen will have the right to participate, in a non-controlling manner and at its sole expense in such defense by Technologies. Without regard to which party controls defense of such third party claim, suit or proceeding, each party agrees that it will: (k) share with the other party any Liabilities or monetary recoveries resulting from such Third Party Claim, with twenty-five (25%) of such amount payable to or by Technologies, and the remainder of such amount payable to or by Collagen; and
(l) not settle such Third Party Claim prior to receiving approval from the other party, which approval shall not be unreasonably withheld.

               (d) Neither party shall have any obligation to indemnify or defend any Third Party Claim brought or filed against the other party or any member of the other party's group based on or arising out of any Improvements.

               (e) The provisions of Sections 4.3, 4.4, 4.5 and 4.7 shall apply to this Section 5.2 to the extent applicable and not inconsistent with the provisions of this Section 5.2.

               (f) THE REMEDIES IN THIS SECTION 5.2 SHALL STATE THE ENTIRE LIABILITY AND THE EXCLUSIVE REMEDY OF THE PARTIES AND ANY MEMBERS OF THEIR RESPECTIVE GROUPS FOR ANY ALLEGED INFRINGEMENT OR MISAPPROPRIATION OF THE INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY RELATING TO THE RETAINED TECHNOLOGY, TRANSFERRED TECHNOLOGY, LICENSED TECHNOLOGY, IMPROVEMENTS, RECOMBINANT TECHNOLOGY OR PERSISTENCE TECHNOLOGY.

                                   ARTICLE VI
                  INTERIM OPERATIONS AND CERTAIN OTHER MATTERS

        6.1    INSURANCE MATTERS.

               (a) Technologies agrees that it will pay to Collagen the amounts provided for in the Services Agreement or the Benefits Agreement in respect of the period from the Effective Date until such time as Technologies and Collagen determine that it is appropriate for Technologies to obtain its own insurance coverage (which, in any event, shall be no later than the Distribution Date). Such amounts shall be subject to adjustment in the event of any change in the premiums charged to Collagen for the Insurance Policies, which adjustment shall be equal to: (i) in the case of any premium change that is a result of changes in the factual criteria for the insured party (e.g., number of employees, revenue, prior claims history), any increase or decrease in such premiums attributable to changes at Technologies or the Technologies Group shall result in a dollar for dollar adjustment to the amounts payable by Technologies to Collagen pursuant to this Section 6.1(a) or (ii) in the case of any other premium charge, any increase or decrease in such premiums shall result in a proportionate adjustment to the amounts payable by Technologies to Collagen pursuant to this Section 6.1(a). Collagen and Technologies agree to cooperate in good faith to provide for an orderly transition of insurance coverage from the Effective Date until such time as Technologies and Collagen determine that it is appropriate for Technologies to obtain its own insurance coverage (which, in any event, shall be no later than the Distribution Date), and for the treatment of any Insurance Policies that will remain in effect following the Effective Date on a mutually agreeable basis. In no event shall Collagen, any other member of the Collagen Group or any Collagen Indemnitee have any liability or obligation whatsoever to any member of the Technologies Group in the event that any Insurance Policy or other contract or policy of insurance shall be terminated or otherwise cease to be in effect for any reason (other than failure to pay when due any premium or other amount due thereunder), shall be unavailable or inadequate to cover any Liability of any member of the Technologies Group for any reason whatsoever or shall not be renewed or extended beyond the current expiration date.

               (b) (i) Except as otherwise provided in any Ancillary Agreement, the parties intend by this Agreement that Technologies and each other member of the Technologies Group be successors-in-interest to all rights that any member of the Technologies Group may have as of the Effective Date as a subsidiary, affiliate, division or department of Collagen prior to the Effective Date under any policy of insurance issued to Collagen by any insurance carrier unaffiliated with Collagen or under any agreements related to such policies executed and delivered prior to the Effective Date, including any rights such member of the Technologies Group may have, as an insured or additional named insured, subsidiary, affiliate, division or department, to avail itself of any such policy of insurance or any such agreements related to such policies as in effect prior to the Effective Date. At the request of Technologies, Collagen shall take all reasonable steps, including the execution and delivery of any instruments, to effect the foregoing; provided, however, that Collagen shall not be required to pay any amounts, waive any rights or incur any Liabilities in connection therewith.

                      (ii) Except as otherwise contemplated by any Ancillary Agreement, after the Effective Date, none of Collagen or Technologies or any member of their respective Groups shall, without the consent of the other, provide any such insurance carrier with a release, or amend, modify or waive any rights under any such policy or agreement, if such release, amendment, modification or waiver would adversely affect any rights or potential rights of any member of the other Group thereunder; provided however that the foregoing shall not (A) preclude any member of any Group from presenting any claim or from exhausting any policy limit, (B) require any member of any Group to pay any premium or other amount or to incur any Liability or (C) require any member of any Group to renew, extend or continue any policy in force. Each of Technologies and Collagen will share such information as is reasonably necessary in order to permit the other to manage and conduct its insurance matters in an orderly fashion.

               (c) This Agreement shall not be considered as an attempted assignment of any Insurance Policy or other policy of insurance or as a contract of insurance and shall not be construed to waive any right or remedy of any member of the Collagen Group in respect of any Insurance Policy or any other contract or policy of insurance.

               (d) Technologies does hereby, for itself and each other member of the Technologies Group, agree that no member of the Collagen Group or any Collagen Indemnitee shall have any Liability whatsoever as a result of the Insurance Policies and practices of Collagen and its Affiliates as in effect at any time, including as a result of the level or scope of any such insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy, the adequacy or timeliness of any notice to any insurance carrier with respect to any claim or potential claim or otherwise.

               (e) Nothing in this Agreement shall be deemed to restrict any member of the Technologies Group from acquiring at its own expense any other insurance policy in respect of any Liabilities or covering any period.

        6.2    COLLECTION OF ACCOUNTS RECEIVABLE.

               (a) Technologies acknowledges on behalf of itself and each other member of the Technologies Group that it is aware that the Retained Receivables are Excluded Assets and that certain Persons that are account debtors with respect to the Transferred Receivables (or that in the future may otherwise become payable to a member of the Technologies Group) are also account debtors with respect to the Retained Receivables. Collagen agrees that from and after the Effective Date and prior to June 30, 1999, unless otherwise specifically directed by Technologies, Collagen, as agent for Technologies, will take all commercially reasonable steps consistent with the current practices of the Collagen Business to service and collect the Transferred Receivables. Technologies will cooperate to establish as promptly as practicable mutually acceptable operational procedures. If, in order to collect any Transferred Receivables, Collagen is required to engage a collection agency or to institute legal proceedings or any other Action it shall be entitled to be reimbursed for its reasonable out-of-pocket costs and expenses incurred in connection therewith. After June 30, 1999, the parties will negotiate in good faith with respect to the final disposition of any then outstanding Transferred Receivables.

               (b) Each of Collagen and Technologies shall deliver to the other such schedules and other information with respect to the Retained Receivables and the Transferred Receivables as each shall reasonably request from time to time in order to permit such parties to reconcile their respective records and to monitor the collection of all accounts receivable (whether Transferred Receivables or Retained Receivables). Each of Technologies and Collagen shall afford the other reasonable access to its books and records relating to such accounts receivable. Without limiting the foregoing, Collagen shall at all times maintain the ability to provide to Technologies promptly upon request a true and complete schedule of all Transferred Receivables due and owing as of the end of the prior month.

               (c) By the 3rd business day of each month, Collagen hereby irrevocably agrees to pay over, or cause to be paid over, in immediately available funds to Technologies, at no cost or charge to Technologies or any of its Affiliates (other than any member of the Collagen Group), any and all amounts which were received during the immediately preceding month by any member of the Collagen Group in respect of the Transferred Receivables. Any such amounts not paid over to Technologies by the date specified in the first sentence of this Section 6.2(c) shall bear interest at the Prime Rate plus 2% per annum.

               (d) Nothing in this Agreement or any Ancillary Agreement shall be construed to grant to any member of the Collagen Group any right, title or interest in any Transferred Receivable and no member of the Collagen Group shall have any right or power to, and no member of the Collagen Group shall, grant or suffer to exist any right of set off, lien or any other Security Interest in any Transferred Receivables or proceeds thereof. Collagen will not, and it will not permit any member of the Collagen Group to, extend or otherwise change the amount or other terms of payment of any Transferred Receivable, unless Collagen shall have paid to Technologies an amount equal to the full amount of such Transferred Receivable. Collagen hereby irrevocably and unconditionally agrees that it shall not assert (and it shall not permit any member of the Collagen Group to assert) any offsets, claims, counterclaims or defenses in



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

respect of the Transferred Receivables or its obligations to pay over any such Transferred Receivables to Technologies hereunder (whether existing on the Effective Date or arising thereafter and whether or not relating to the transactions contemplated by this Agreement, any Ancillary Agreement or otherwise).

               (e) Technologies shall retain the right to collect or seek to collect in such manner as it may in its sole discretion determine all or any portion of the Transferred Receivables.

        6.3    CERTAIN BUSINESS MATTERS.

               (a) Except as set forth in this Agreement or any Ancillary Agreement, no member of any Group shall have any duty to refrain from (i) engaging in the same or similar activities or lines of business as any member of any other Group, (ii) doing business with any potential or actual supplier or customer of any member of any other Group or (iii) engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual suppliers or customers of any member of any other Group.

               (b) Each of Collagen and Technologies is aware that from time to time certain business opportunities may arise which more than one Group may be financially able to undertake, and which are, from their nature, in the line of more than one Group's business and are of practical advantage to more than one Group. In connection therewith, the parties agree that if prior to (but not following) the Distribution Date, any member of either the Collagen Group or the Technologies Group acquires knowledge of an opportunity that meets the foregoing standard with respect to more than one Group, neither Collagen nor Technologies shall have any duty to communicate or offer such opportunity to any of the others and may pursue or acquire such opportunity for itself, or direct such opportunity to any other Person, unless (i) such opportunity relates primarily to the Technologies Business, in which case the party that acquires knowledge of such opportunity shall use its reasonable best efforts to communicate and offer such opportunity to Technologies, (ii) such opportunity relates primarily to the Collagen Business, in which case the party that acquires knowledge of such opportunity shall use its reasonable efforts to communicate and offer such opportunity to Collagen or (iii) such opportunity relates both to the Collagen Business and the Technologies Business but not primarily to either one, in which case the party that acquires such knowledge of opportunity shall use its reasonable best efforts to communicate such opportunity to the Collagen Board of Directors and the Collagen Board of Directors shall determine whether such opportunity shall first be offered to Technologies or to Collagen. Notwithstanding the foregoing, no party shall be required to so communicate or offer any such opportunity if it would result in the breach of any contract or agreement or violate any applicable law, rule or regulation of any Governmental Authority and no party shall have any obligation to provide financing (or provide any other assistance whatsoever) to any other party in connection with any such opportunity. In the event the foregoing clause (i) or (ii) is applicable, no party, other than the party to whom the opportunity must be offered in accordance with such clauses, shall pursue or acquire such opportunity for itself, or direct such opportunity to any other Person, unless the party to whom the opportunity is required to be offered does not within a reasonable period of time begin to pursue, or does not thereafter continue to pursue, such opportunity diligently and in good faith.

        6.4 LATE PAYMENTS. Except as expressly provided to the contrary in this Agreement or in any Ancillary Agreement, any amount not paid when due pursuant to this Agreement or any Ancillary Agreement (and any amounts billed or otherwise invoiced or demanded and properly payable that are not paid within 30 days of such bill, invoice or other demand) shall accrue interest at a rate per annum equal to the Prime Rate plus 2%.

                                   ARTICLE VII
                    EXCHANGE OF INFORMATION; CONFIDENTIALITY

        7.1    AGREEMENT FOR EXCHANGE OF INFORMATION; ARCHIVES.

               (a) Each of Collagen and Technologies, on behalf of its respective Group, agrees to provide, or cause to be provided, to the other Group, at any time before or after the Effective Date, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such respective Group which the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities or tax laws) by a Governmental Authority having jurisdiction over the requesting party,
(ii) for use in any other judicial, regulatory, administrative, tax or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation, tax or other similar requirements or (iii) to comply with its obligations under this Agreement or any Ancillary Agreement; provided, however, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

               (b) After the Effective Date, each of Collagen and Technologies shall have access during regular business hours (as in effect from time to time) to the documents, data and objects of historic significance that relate to the business conducted by such party that are in the possession of the other party. Each party may obtain from the other party copies (but not originals), in paper or electronic format, of documents, data or other objects of historic significance for bona fide business purposes and the party obtaining such documents, data or other objects of historic significance shall comply with any rules, procedures or other requirements, and shall be subject to any restrictions (including prohibitions on removal of specified objects), that are then applicable to the other party.

               (c) After the Effective Date, (i) Collagen shall maintain in effect at its own cost and expense adequate systems and controls to the extent necessary to enable the members of the Technologies Group to satisfy their respective financial reporting, accounting, audit, adverse event reporting and other obligations and (ii) Collagen shall provide, or cause to be provided, to Technologies in such form as Technologies shall request, at no charge to Technologies, all financial and other data and information as Technologies determines necessary or advisable in order to prepare Technologies financial statements and reports or filings with any Governmental

Authority, including, without limitation, the Commission and the United States Food and Drug Administration.

        7.2 OWNERSHIP OF INFORMATION. Any Information owned by one Group that is provided to a requesting party pursuant to Section 7.1 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

        7.3 COMPENSATION FOR PROVIDING INFORMATION. The party requesting such Information agrees to reimburse the other party for the reasonable out-of-pocket costs, if any, of creating, gathering and copying such Information, to the extent that such costs are incurred for the benefit of the requesting party. No charge shall be required for reasonable personnel time of a party incurred in providing access to Information in its existing format or documentation, including, without limitation, in providing access to existing databases. Except as may be otherwise specifically provided elsewhere in this Agreement or in any other agreement between the parties, such costs shall be computed in accordance with the providing party's standard methodology and procedures.

        7.4 RECORD RETENTION. To facilitate the possible exchange of Information pursuant to this Article VII and other provisions of this Agreement after the Distribution Date, the parties agree to use their reasonable best efforts to retain all Information in their respective possession or control on the Distribution Date in accordance with their policies in effect from time to time. Each party will notify the other party of any material changes in its record retention policy made after the Effective Date.

        7.5 LIMITATION OF LIABILITY. No party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this Agreement which is an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate, or incomplete in the absence of willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed after reasonable best efforts by such party to comply with the provisions of Section 7.4.

        7.6 OTHER AGREEMENTS PROVIDING FOR EXCHANGE OF INFORMATION. The rights and obligations granted under this Article VII are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in any Ancillary Agreement.

        7.7    PRODUCTION OF WITNESSES; RECORDS; COOPERATION.

               (a) After the Effective Date, except in the case of an adversarial Action by one party against another party (which shall be governed by such discovery rules as may be applicable under Article VIII or otherwise), each party hereto shall use its reasonable best efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Action in which the requesting party may from time to time be involved, regardless of whether such Action is a matter with respect to which indemnification may be sought under this Agreement. The requesting party shall bear all costs and expenses (including allocated costs of in-house counsel and other personnel) in connection therewith.

               (b) If an Indemnifying Party chooses to defend or to seek to compromise or settle any Third Party Claim, the other parties shall make available to such Indemnifying Party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with such defense, settlement or compromise and shall otherwise cooperate in such defense, settlement or compromise.

               (c) Without limiting the foregoing, the parties shall cooperate and consult to the extent reasonably necessary with respect to any Actions.

               (d) Without limiting any provision of this Section 7.7, each of the parties agrees to cooperate, and to cause each member of its respective Group to cooperate, with each other in the defense of any infringement or similar claim with respect any intellectual property and shall not claim to acknowledge, or permit any member of its respective Group to claim to acknowledge, the validity or infringing use of any intellectual property of a third Person in a manner that would hamper or undermine the defense of such infringement or similar claim.

               (e) The obligation of the parties to provide witnesses pursuant to this Section 7.7 is intended to be interpreted in a manner so as to facilitate cooperation and shall include the obligation to provide as witnesses inventors and other officers without regard to whether the witness or the employer of the witness could assert a possible business conflict (subject to the exception set forth in the first sentence of Section 7.7(a)).

               (f) In connection with any matter contemplated by this Section 7.7, the parties will enter into a mutually acceptable joint defense agreement so as to maintain to the extent practicable any applicable attorney-client privilege or work product immunity of any member of any Group.

        7.8    CONFIDENTIALITY.

               (a) Subject to Section 7.9, each of Collagen and Technologies, on behalf of itself and each member of its respective Group, agrees to hold, and to cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold, in strict confidence, with at least the same degree of care that applies to Collagen's confidential and proprietary information pursuant to policies in effect as of the

Effective Date, all Information concerning each such other Group that is either in its possession (including Information in its possession prior to the Effective Date or the Distribution Date) or furnished by any such other Group or its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement, any Ancillary Agreement or otherwise, and shall not use any such Information other than for such purposes as shall be expressly permitted hereunder or thereunder, except, in each case, to the extent that such Information has been (i) in the public domain through no fault of such party or any member of such Group or any of their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives, (ii) later lawfully acquired from other sources by such party (or any member of such party's Group) which sources are not themselves bound by a confidentiality obligation) or (iii) independently generated without reference to any proprietary or confidential Information of the other party.

               (b) Each party agrees not to release or disclose, or permit to be released or disclosed, any such Information to any other Person, except its directors, officers, employees, agents, accountants, counsel and other advisors and representatives who need to know such Information (who shall be advised of their obligations hereunder with respect to such Information), except in compliance with Section 7.9. Without limiting the foregoing, when any Information is no longer needed for the purposes contemplated by this Agreement or any Ancillary Agreement, each party will promptly after request of the other party either return to the other party all Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other party that it has destroyed such Information (and such copies thereof and such notes, extracts or summaries based thereon).

        7.9 PROTECTIVE ARRANGEMENTS. In the event that any party or any member of its Group either determines on the advice of its counsel that it is required to disclose any Information pursuant to applicable law or receives any demand under lawful process or from any Governmental Authority to disclose or provide Information of any other party (or any member of any other party's Group) that is subject to the confidentiality provisions hereof, such party shall notify the other party prior to disclosing or providing such Information and shall cooperate at the expense of the requesting party in seeking any reasonable protective arrangements requested by such other party. Subject to the foregoing, the Person that received such request may thereafter disclose or provide Information to the extent required by such law (as so advised by counsel) or by lawful process or such Governmental Authority.

                                  ARTICLE VIII
                         ARBITRATION; DISPUTE RESOLUTION

        8.1 AGREEMENT TO ARBITRATE. Except as otherwise specifically provided in any Ancillary Agreement, the procedures for discussion, negotiation and arbitration set forth in this Article VIII shall apply to all disputes, controversies or claims (whether contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with, this Agreement or any Ancillary Agreement, or the transactions contemplated hereby or thereby (including all actions taken in furtherance of the transactions contemplated hereby or thereby on or prior to the Effective Date), or the commercial or economic relationship of the parties relating hereto or thereto, between or among any member of the Collagen Group and the Technologies Group. Each party agrees on behalf of itself and each member of its respective Group that the procedures set forth in this Article VIII shall be the sole and exclusive remedy in connection with any dispute, controversy or claim relating to any of the foregoing matters and irrevocably waives any right to commence any Action in or before any Governmental Authority, except as expressly provided in Sections 8.7(b) and 8.8 and except to the extent provided under the Arbitration Act in the case of judicial review of arbitration results or awards. Each party on behalf of itself and each member of its respective Group irrevocably waives any right to any trial by jury with respect to any claim, controversy or dispute set forth in the first sentence of this Section 8.1.

        8.2    ESCALATION.

               (a) It is the intent of the parties to use their respective reasonable best efforts to resolve expeditiously any dispute, controversy or claim between or among them with respect to the matters covered hereby or by any Ancillary Agreement that may arise from time to time on a mutually acceptable negotiated basis. In furtherance of the foregoing, any party involved in a dispute, controversy or claim may deliver a notice (an "Escalation Notice") demanding an in-person meeting involving representatives of the parties at a senior level of management (or if the parties agree, of the appropriate strategic business unit or division within such entity). A copy of any such Escalation Notice shall be given to the Chief Financial Officer, or like officer or official, of each party involved in the dispute, controversy or claim (which copy shall state that it is an Escalation Notice pursuant to this Agreement). Any agenda, location or procedures for such discussions or negotiations between the parties may be established by the parties from time to time; provided, however, that the parties shall use their reasonable best efforts to meet within 30 days of the Escalation Notice.

               (b) The parties shall, upon request by either party, retain a mediator to aid the parties in their discussions and negotiations by informally providing advice to the parties. Any opinion expressed by the mediator shall be strictly advisory and shall not be binding on the parties, nor shall any opinion expressed by the mediator be admissible in any arbitration proceedings. The mediator may be chosen from a list of mediators previously selected by the parties or by other agreement of the parties. Costs of the mediation shall be borne equally by the parties involved in the matter, except that each party shall be responsible for its own expenses. Mediation shall be a prerequisite to a demand for arbitration under Section 8.3.

        8.3    DEMAND FOR ARBITRATION.

               (a) At any time after the first to occur of (i) the date of the meeting actually held pursuant to the applicable Escalation Notice or (ii) 45 days after the delivery of an Escalation Notice (as applicable, the "Arbitration Demand Date"), any party involved in the dispute, controversy or claim (regardless of whether such party delivered the Escalation Notice) may, unless the Applicable Deadline has occurred, make a written demand (the "Arbitration Demand Notice") that the dispute be resolved by binding arbitration, which Arbitration Demand Notice shall be given to the parties to the dispute, controversy or claim in the manner set forth in Section 11.5. In the event that any party shall deliver an Arbitration Demand Notice to another party, such other party may itself deliver an Arbitration Demand Notice to such first party with respect to any related dispute, controversy or claim with respect to which the Applicable Deadline has not passed without the requirement of delivering an Escalation Notice. No party may assert that the failure to resolve any matter during any discussions or negotiations, the course of conduct during the discussions or negotiations or the failure to agree on a mutually acceptable time, agenda, location or procedures for the meeting, in each case, as contemplated by Section 8.2, is a prerequisite to a demand for arbitration under Section 8.3.

               (b) Except as may be expressly provided in any Ancillary Agreement, any Arbitration Demand Notice may be given until one year after the later of the occurrence of the act or event giving rise to the underlying claim or the date on which such act or event was, or should have been, in the exercise of reasonable due diligence, discovered by the party asserting the claim (as applicable and as it may in a particular case be specifically extended by the parties in writing, the "Applicable Deadline"). Any discussions, negotiations or mediations between the parties pursuant to this Agreement or otherwise will not toll the Applicable Deadline unless expressly agreed in writing by the parties. Each of the parties agrees on behalf of itself and each member of its Group that if an Arbitration Demand Notice with respect to a dispute, controversy or claim is not given prior to the expiration of the Applicable Deadline, as between or among the parties and the members of their Groups, such dispute, controversy or claim will be barred. Subject to Sections 8.7(d) and 8.8, upon delivery of an Arbitration Demand Notice pursuant to Section 8.3(a) prior to the Applicable Deadline, the dispute, controversy or claim shall be decided by a sole arbitrator in accordance with the rules set forth in this Article VIII.

        8.4    ARBITRATORS.

               (a) Within 15 days after a valid Arbitration Demand Notice is given, the parties involved in the dispute, controversy or claim referenced therein shall attempt to select a sole arbitrator satisfactory to all such parties.

               (b) In the event that such parties are not able jointly to select a sole arbitrator within such 15-day period, such parties shall each appoint an arbitrator within 30 days after delivery of the Arbitration Demand Notice. If one party appoints an arbitrator within such time period and the other party or parties fail to appoint an arbitrator within such time period, the arbitrator appointed by the one party shall be the sole arbitrator of the matter.

               (c) In the event that a sole arbitrator is not selected pursuant to Section 8.4(a) or Section 8.4(b) and, instead, two or three arbitrators are selected pursuant to paragraph (b) above, the two or three arbitrators will, within 30 days after the appointment of the later of them to be appointed, select an additional arbitrator who shall act as the sole arbitrator of the dispute. After selection of such sole arbitrator, the initial arbitrators shall have no further role with respect to the dispute. Any arbitrator selected pursuant to this Section 8.4(c) shall be disinterested with respect to any of the parties and the matter and shall be reasonably competent in the applicable subject matter.

               (d) The sole arbitrator selected pursuant to Section 8.4(a),
Section 8.4(b) or Section 8.4(c) will set a time for the hearing of the matter which will commence no later than 90 days after the date of appointment of the sole arbitrator pursuant to Section 8.4(a), Section 8.4(b) or Section 8.4(c) and which hearing will be no longer than 30 days (unless in the judgment of the arbitrator the matter is unusually complex and sophisticated and thereby requires a longer time, in which event such hearing shall be no longer than 90 days). The final decision of such arbitrator will be rendered in writing to the parties not later than 60 days after the last hearing date, unless otherwise agreed by the parties in writing.

               (e) The place of any arbitration hereunder will be San Francisco, California, unless otherwise agreed by the parties.

        8.5 HEARINGS. Within the time period specified in Section 8.4(d), the matter shall be presented to the arbitrator at a hearing by means of written submissions of memoranda and verified witness statements, filed simultaneously, and responses, if necessary in the judgment of the arbitrator or both the parties. If the arbitrator deems it to be essential to a fair resolution of the dispute, live cross-examination or direct examination may be permitted, but is not generally contemplated to be necessary. The arbitrator shall actively manage the arbitration with a view to achieving a just, speedy and cost-effective resolution of the dispute, claim or controversy. The arbitrator may, in his or her discretion, set time and other limits on the presentation of each party's case, its memoranda or other submissions, and refuse to receive any proffered evidence, which the arbitrator, in his or her discretion, finds to be cumulative, unnecessary, irrelevant or of low probative nature. Except as otherwise set forth herein, any arbitration hereunder will be conducted in accordance with the American Arbitration Association then prevailing (except that the arbitration will not be conducted under the auspices of the American Arbitration Association and the fee schedule of the American Arbitration Association will not apply). Except as expressly set forth in Section 8.8(b), the decision of the arbitrator will be final and binding on the parties, and judgment thereon may be had and will be enforceable in any court having jurisdiction over the parties. Arbitration awards will bear interest at an annual rate of the Prime Rate plus 2% per annum. To the extent that the provisions of this Agreement and the prevailing rules of the American Arbitration Association conflict, the provisions of this Agreement shall govern.

        8.6    DISCOVERY AND CERTAIN OTHER MATTERS.

               (a) Any party involved in the applicable dispute may request limited document production from the other party or parties of specific and expressly relevant documents, with the reasonable expenses of the producing party incurred in such production paid by the requesting party. Any such discovery (which rights to documents shall be substantially less than document discovery rights prevailing under the Federal Rules of Civil Procedure) shall be conducted expeditiously and shall not cause the hearing provided for in Section
8.5 to be adjourned except upon consent of all parties involved in the applicable dispute or upon an extraordinary showing of cause demonstrating that such adjournment is necessary to permit discovery essential to a party to the proceeding. Depositions, interrogatories or other forms of discovery (other than the document production set forth above) shall not occur except by consent of the parties involved in the applicable dispute. Disputes concerning the scope of document production and enforcement of the document production requests will be determined by written agreement of the parties involved in the applicable dispute or, failing such agreement, will be referred to the arbitrator for resolution. All discovery requests will be subject to the proprietary rights and rights of privilege of the parties, and the arbitrator will adopt procedures to protect such rights and to maintain the confidential treatment of the arbitration proceedings (except as may be required by law). Subject to the foregoing, the arbitrator shall have the power to issue subpoenas to compel the production of documents relevant to the dispute, controversy or claim.

               (b) The arbitrator shall have full power and authority to determine issues of arbitrability but shall otherwise be limited to interpreting or construing the applicable provisions of this Agreement or any Ancillary Agreement, and will have no authority or power to limit, expand, alter, amend, modify, revoke or suspend any condition or provision of this Agreement or any Ancillary Agreement; it being understood, however, that the arbitrator will have full authority to implement the provisions of this Agreement or any Ancillary Agreement, and to fashion appropriate remedies for breaches of this Agreement (including interim or permanent injunctive relief); provided that the arbitrator shall not have (i) any authority in excess of the authority a court having jurisdiction over the parties and the controversy or dispute would have absent the arbitration provisions or (ii) any right or power to award punitive or treble damages. It is the intention of the parties that in rendering a decision the arbitrator give effect to the applicable provisions of this Agreement and the Ancillary Agreements and follow applicable law (it being understood and agreed that this sentence shall not give rise to a right of judicial review of the arbitrator's award).

               (c) If a party fails or refuses to appear at and participate in an arbitration hearing after due notice, the arbitrator may hear and determine the controversy upon evidence produced by the appearing party.

               (d) Arbitration costs will be borne equally by each party involved in the matter, except that each party will be responsible for its own attorney's fees and other costs and expenses, including the costs of witnesses selected by such party.

        8.7    CERTAIN ADDITIONAL MATTERS.

               (a) Any arbitration award shall be a bare award limited to a holding for or against a party and shall be without findings as to facts, issues or conclusions of law (including with respect to any matters relating to the validity or infringement of patents or patent applications) and shall be without a statement of the reasoning on which the award rests, but must be in adequate form so that a judgment of a court may be entered thereupon. Judgment upon any arbitration award hereunder may be entered in any court having jurisdiction thereof.

               (b) Prior to the time at which an arbitrator is appointed pursuant to Section 8.4, any party may seek one or more temporary restraining orders in a court of competent jurisdiction if necessary in order to preserve and protect the status quo. Neither the request for, or grant or denial of, any such temporary restraining order shall be deemed a waiver of the obligation to arbitrate as set forth in this Agreement and the arbitrator may dissolve, continue or modify any such order. Any such temporary restraining order shall remain in effect until the first to occur of the expiration of the order in accordance with its terms or the dissolution thereof by the arbitrator.

               (c) Except as required by law, the parties shall hold, and shall cause their respective officers, directors, employees, agents and other representatives to hold, the existence, content and result of mediation or arbitration in confidence in accordance with the provisions of Article VII and except as may be required in order to enforce any award. Each of the parties shall request that any mediator or arbitrator comply with such confidentiality requirement.

               (d) In the event that at any time the sole arbitrator shall fail to serve as an arbitrator for any reason, the parties shall select a new arbitrator who shall be disinterested as to the parties and the matter in accordance with the procedures set forth in this Agreement for the selection of the initial arbitrator. The extent, if any, to which testimony previously given shall be repeated or as to which the replacement arbitrator elects to rely on the stenographic record (if there is one) of such testimony shall be determined by the replacement arbitrator.

        8.8    LIMITED COURT ACTIONS.

               (a) Notwithstanding anything in this Agreement to the contrary, in the event that any party reasonably determines the amount in controversy in any dispute, controversy or claim (or any series of related disputes, controversies or claims) under this Agreement or any Ancillary Agreement is, or is reasonably likely to be, in excess of $2.5 million and if such party desires to commence an Action in lieu of complying with the arbitration provisions of this Article, such party shall so state in its Arbitration Demand Notice. If the other parties to the arbitration do not agree that the amount in controversy in such dispute, controversy or claim (or such series of related disputes, controversies or claims) is, or is reasonably likely to be, in excess of $2.5 million, the arbitrator selected pursuant to Section 8.4 hereof shall decide whether the amount in controversy in such dispute, controversy or claim (or such series of related disputes, controversies or claims) is, or is reasonably likely to be, in excess of $2.5 million. The arbitrator shall set a date that is no later than ten days after the date of his or her appointment for submissions by the parties with respect to such issue. There shall not be any discovery in connection with such issue. The arbitrator shall render his or her decision on such issue within five days of such date so set by the arbitrator. In the event that the arbitrator determines that the amount in controversy in such dispute, controversy or claim (or such series of related disputes, controversies or claims) is or is reasonably likely to be in excess of $2.5 million, the provisions of Sections 8.4(d) and (e), 8.5, 8.6, 8.7 and 8.10 hereof shall not apply and on or before (but, except as expressly set forth in Section 8.8(b), not after) the tenth business day after the date of such decision, any party to the arbitration may elect, in lieu of arbitration, to commence an Action with respect to such dispute, controversy or claim (or such series of related disputes, controversies or claims) in any court of competent jurisdiction. If the arbitrator does not so determine, the provisions of this Article VIII (including with respect to time periods) shall apply as if no determinations were sought or made pursuant to this Section 8.8(a).

               (b) In the event that an arbitration award in excess of $2.5 million is issued in any arbitration proceeding commenced hereunder, any party may, within 60 days after the date of such award, submit the dispute, controversy or claim (or series of related disputes, controversies or claims) giving rise thereto to a court of competent jurisdiction, regardless of whether such party or any other party sought to commence an Action in lieu of proceeding with arbitration in accordance with
Section 8.8(a). In such event, the applicable court may elect to rely on the record developed in the arbitration or, if it determines that it would be advisable in connection with the matter, allow the parties to seek additional discovery or to present additional evidence. Each party shall be entitled to present arguments to the court with respect to whether any such additional discovery or evidence shall be permitted and with respect to all other matters relating to the applicable dispute, controversy or claim (or series of related disputes, controversies or claims).

        8.9 CONTINUITY OF SERVICE AND PERFORMANCE. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Article VIII with respect to all matters not subject to such dispute, controversy or claim.

        8.10 LAW GOVERNING ARBITRATION PROCEDURES. The interpretation of the provisions of this Article VIII, only insofar as they relate to the agreement to arbitrate and any procedures pursuant thereto, shall be governed by the Arbitration Act and other applicable federal law. In all other respects, the interpretation of this Agreement shall be governed as set forth in Section 11.2.

                                   ARTICLE IX
                   FURTHER ASSURANCES AND ADDITIONAL COVENANTS

        9.1    FURTHER ASSURANCES.

               (a) In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto shall use its reasonable best efforts, on and after the Effective Date, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

               (b) Without limiting the foregoing, on and after the Effective Date, each party shall cooperate with the other party, and without any further consideration, but at the expense of the requesting party, to execute and deliver, or use its reasonable best efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument (including any Consents or Governmental Approvals), and to take all such other actions as such party may reasonably be requested to take by the other party from time to time, consistent with the terms of this Agreement and the Ancillary Agreements, in order to effectuate the provisions and purposes of this Agreement and the Ancillary Agreements and the transfer of the Technologies Assets and the assignment and assumption of the Technologies

Liabilities and the other transactions contemplated hereby and thereby. Without limiting the foregoing, each party will, at the reasonable request, cost and expense of the other party, take such other actions as may be reasonably necessary to vest in such other party good and marketable title to any Assets to be transferred to such other party, free and clear of any Security Interest, if and to the extent it is practicable to do so.

               (c) On or prior to the Distribution Date, Collagen and Technologies in their respective capacities as direct and indirect stockholders of their respective Subsidiaries, shall each ratify any actions which are reasonably necessary or desirable to be taken by Collagen, Technologies or any other Subsidiary of Collagen, as the case may be, to effectuate the transactions contemplated by this Agreement. On or prior to the Distribution Date, Collagen and Technologies shall take all actions as may be necessary to approve the stock-based employee benefit plans of Technologies in order to satisfy the requirements of Rule 16b-3 under the Exchange Act and Section 162(m) of the Code.

               (d) The parties hereto agree to take any reasonable actions necessary in order for the Distribution to qualify as a tax-free distribution pursuant to Section 355 of the Code.

               (e) Collagen and Technologies, and each of the members of their respective Groups, waive (and agree not to assert against any of the others) any claim or demand that any of them may have against any of the others for any Liabilities or other claims relating to or arising out of: (i) the failure of Technologies or any member of the Technologies Group, on the one hand, or of Collagen or any member of the Collagen Group, on the other hand, to provide any notification or disclosure required under any state Environmental Law in connection with the Separation or the other transactions contemplated by this Agreement, including the transfer by any member of any Group to any member of any other Group of ownership or operational control of any Assets not previously owned or operated by such transferee or (ii) any inadequate, incorrect or incomplete notification or disclosure under any such state Environmental Law by the applicable transferor. To the extent any Liability to any Governmental Authority or any third Person arises out of any action or inaction described in clause (i) or (ii) of this Section 9.1(e), the transferee of the applicable Asset hereby assumes and agrees to pay any such Liability.

               (f) Prior to the Distribution Date, if one or more of the parties identifies any commercial or other service that is needed to assure a smooth and orderly transition of the businesses in connection with the consummation of the transactions contemplated hereby, and that is not otherwise governed by the provisions of this Agreement or any Ancillary Agreement, the parties will cooperate in determining whether there is a mutually acceptable arm's-length basis on which one or more of the other parties will provide such service.

               (g) After the Effective Date, in the event that either party is a direct or indirect beneficiary of any Asset (including, without limitation, any rights under any contract) of the other party, the party owning such Asset will cooperate with the other party, upon such party's request, to secure, perfect or enforce any rights or benefits such requesting party has with respect to the Asset. The parties shall bear the costs incurred pursuant to this Section 9.1(h) in proportion to the benefit each party receives as a result of securing, perfecting or enforcing such rights or benefits with respect to the asset.

        9.2 QUALIFICATION AS TAX-FREE DISTRIBUTION. After the Effective Date, neither Collagen nor Technologies shall take, or permit any member of its respective Group to take, any action that could reasonably be expected to prevent the Distribution from qualifying as a tax-free distribution within the meaning of Section 355 of the Code or any other transaction contemplated by this Agreement or any Ancillary Agreement that is intended by the parties to be tax-free from failing so to qualify. Without limiting the foregoing, after the Effective Date and on or prior to the Distribution Date, Technologies shall not, without the prior consent of Collagen, issue or grant, and shall not permit any member of the Technologies Group to issue or grant, directly or indirectly, any shares of Technologies Common Stock or any rights, warrants, options or other securities to purchase or acquire (whether upon conversion, exchange or otherwise) any shares of Technologies Common Stock (whether or not then exercisable, convertible or exchangeable) if such issuance or grant would cause Collagen to own less than 80.1% of the outstanding shares of Technologies Common Stock. In the event that any such issuance or grant made with the prior consent of Collagen would cause Collagen to own less than 80.1% of the outstanding shares of Technologies Common Stock, Technologies shall give Collagen notice not less than three business days prior to such issuance or grant and Collagen shall have the right to purchase from Technologies, and Technologies hereby agrees to sell to Collagen, a sufficient number of shares of Technologies Common Stock, at a price equal to the fair market value of such shares (as determined by the Board of Directors of Technologies, which, in the event that the Technologies Common Stock is listed on the Nasdaq National Market or other exchange, shall be equal to the average closing price of the Technologies Common Stock as reported on the Nasdaq National Market or other exchange for the 30 days prior to the date of sale), to cause Collagen to own not less than 80.1% of the outstanding shares of Technologies Common Stock, after giving effect to such issuance or grant and the sale of such shares to Collagen.

                                    ARTICLE X
                                   TERMINATION

        10.1 TERMINATION. This Agreement may be terminated only upon the mutual consent of Collagen and Technologies and any such termination shall have the effects mutually agreed upon by Collagen and Technologies.

                                   ARTICLE XI
                                  MISCELLANEOUS

        11.1   COUNTERPARTS; ENTIRE AGREEMENT; CORPORATE POWER.

               (a) This Agreement and each Ancillary Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

               (b) This Agreement, and the Ancillary Agreements and the Exhibits, Schedules and Appendices hereto and thereto contain the entire agreement between the parties with respect to the subject matter hereof and thereto, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.

               (c) Collagen represents on behalf of itself and each other member of the Collagen Group and Technologies represents on behalf of itself and each other member of the Technologies Group as follows:

                      (i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and, subject to receipt of approval of the stockholders of Collagen of the Distribution, to consummate the transactions contemplated hereby and thereby; and

                      (ii) this Agreement and each Ancillary Agreement to which it is a party has been duly executed and delivered by it and constitutes a valid and binding agreement of it, enforceable in accordance with the terms thereof.

        11.2 RIGHT TO OFFSET PAYMENTS. Technologies and Collagen shall, at the end of each calendar quarter after the Effective Date, net any amounts then owed by Collagen to Technologies under this Agreement or any Ancillary Agreement against any amounts then owed by Technologies to Collagen under this Agreement or any Ancillary Agreement and, after such calculation has been approved by Collagen and Technologies, the party owing funds shall promptly pay such amount to the other party. Nothing in this Section 11.2 shall supersede the time at which payments are due from one party to the other under this Agreement or any Ancillary Agreement.

        11.3 GOVERNING LAW. Except as set forth in Section 8.10, this Agreement and, unless expressly provided therein, each Ancillary Agreement, shall be governed by and construed and interpreted in accordance with the laws of the State of California (other than as to its laws of arbitration which shall be governed under the Arbitration Act or other applicable federal law pursuant to
Section 8.10), irrespective of the choice of laws principles of the State of California, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

        11.4 ASSIGNABILITY. Except as set forth in any Ancillary Agreement, this Agreement and each Ancillary Agreement shall be binding upon and inure to the benefit of the parties hereto and thereto, respectively, and their respective successors and assigns; provided, however, that no party hereto or thereto may assign its respective rights or delegate its respective obligations under this Agreement or any Ancillary Agreement without the express prior written consent of the other parties hereto or thereto. Notwithstanding the foregoing, each party may assign its rights and obligations under this Agreement and each Ancillary Agreement without the prior written consent of the other party in connection with the transfer by the assigning party of substantially all of its business by merger, sale of assets, sale of stock or other form of reorganization.

        11.5 THIRD PARTY BENEFICIARIES. Except for the indemnification rights under this Agreement of any Collagen Indemnitee or Technologies Indemnitee in their respective capacities as such, (a) the provisions of this Agreement and each Ancillary Agreement are solely for the benefit of the parties hereto or thereto and are not intended to confer upon any Person except the parties any rights or remedies hereunder and (b) there are no third party beneficiaries of this Agreement or any Ancillary Agreement and neither this Agreement nor any Ancillary Agreement shall provide any third person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement or any Ancillary Agreement. No party hereto shall have any right, remedy or claim with respect to any provision of this Agreement or any Ancillary Agreement to the extent such provision relates solely to the other party hereto or the members of such other party's Group.

        11.6 NOTICES. All notices or other communications under this Agreement or any Ancillary Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person or (b) deposited in the United States mail or private express mail, postage prepaid, addressed as follows:

               If to Technologies, to:       Cohesion Technologies, Inc.
                                             2500 Faber Place
                                             Palo Alto, CA 94303
                                             Attn: President

               If to Collagen, to:           Collagen Corporation
                                             1850 Embarcadero Road
                                             Palo Alto, CA 94303
                                             Attn: President

        Any party may, by notice to the other party, change the address to which such notices are to be given.

        11.7 SEVERABILITY. If any provision of this Agreement or any Ancillary Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

        11.8 FORCE MAJEURE. No party shall be deemed in default of this Agreement or any Ancillary Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement or any Ancillary Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of materials, or, in the case of computer systems, any failure in electrical or air conditioning equipment. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

        11.9 PUBLICITY. Prior to the Distribution, each of Technologies and Collagen shall consult with the other prior to issuing any press releases or otherwise making public statements with respect to the Distribution or any of the other transactions contemplated by this Agreement and prior to making any filings with any Governmental Authority with respect thereto.

        11.10 EXPENSES. Except as expressly set forth in this Agreement or in any Ancillary Agreement, whether or not the Distribution is consummated, all third party fees, costs and expenses paid or incurred in connection with the Distribution that are not capitalized by Collagen in accordance with generally accepted accounting principles will be shared equally by Collagen and Technologies.

        11.11 HEADINGS. The Article, Section and Paragraph headings contained in this Agreement and in the Ancillary Agreements are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any Ancillary Agreement.

        11.12 WAIVERS OF DEFAULT. Waiver by any party of any default by the other party of any provision of this Agreement or any Ancillary Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party.

        11.13 SPECIFIC PERFORMANCE. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement or any Ancillary Agreement, the party who is or is to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement or such Ancillary Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

        11.14  AMENDMENTS.

               (a) No provisions of this Agreement or any Ancillary Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.

               (b) Without limiting the foregoing, the parties intend that, as of the Effective Date, the Schedules to this Agreement will be amended or supplemented and such amended or supplemented Schedules shall be attached hereto in lieu of the original Schedules. In addition, the parties anticipate that, after the Effective Date and prior to the Distribution Date, some or all of the Schedules to this Agreement may be further amended or supplemented and, in such event, such amended or supplemented Schedules shall be attached hereto in lieu of the original or previously amended or supplemented Schedules.

        11.15 INTERPRETATION. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement (or the applicable Ancillary Agreement) as a whole (including all of the Schedules, Exhibits and Appendices hereto and thereto) and not to any particular provision of this Agreement (or such Ancillary Agreement). Article, Section, Exhibit, Schedule and Appendix references are to the Articles, Sections, Exhibits, Schedules and Appendices to this Agreement (or the applicable Ancillary Agreement) unless otherwise specified. The word "including" and words of similar import when used in this Agreement (or the applicable Ancillary Agreement) shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified. The word "or" shall not be exclusive.

        IN WITNESS WHEREOF, the parties have caused this Separation and Distribution Agreement to be executed by their duly authorized representatives.

                                  COLLAGEN CORPORATION



                                  By:  /s/ GARY S. PETERSMEYER
                                     ---------------------------------------

                                  Name:  Gary S. Petersmeyer
                                       -------------------------------------

                                  Title:  President and CEO
                                        ------------------------------------


                                  COHESION TECHNOLOGIES, INC.



                                  By:  /s/ DAVID FOSTER
                                     ---------------------------------------

                                  Name:  David Foster
                                       -------------------------------------

                                  Title:  CEO
                                        ------------------------------------

        THE REGISTRANT HEREBY UNDERTAKES TO FURNISH SUPPLEMENTARILY UPON REQUEST A COPY OF ANY OMITTED SCHEDULES OF THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST.

                  PERSISTENCE DEVELOPMENT AND LICENSE AGREEMENT


        This PERSISTENCE DEVELOPMENT AND LICENSE AGREEMENT (the "Agreement"), effective as of ________ (the "Effective Date"), is made by and between COLLAGEN CORPORATION, a Delaware corporation ("Technologies"), and COLLAGEN TECHNOLOGIES, INC., a Delaware corporation ("Technologies").

                                    RECITALS

        WHEREAS, Collagen and Technologies have entered into a relationship whereby certain assets and liabilities are transferred from Collagen to Technologies, as further described in the Separation and Distribution Agreement, dated as of the Effective Date, between Technologies and Collagen (the "Separation Agreement") and in the Ancillary Agreements;

        WHEREAS, Technologies is in the business of developing products and processes utilizing innovative collagen-based technology and novel biomaterials;

        WHEREAS, Collagen is in the business of developing, manufacturing and selling human aesthetic and reconstructive medical technology products;

        WHEREAS, Collagen desires for Technologies to perform for Collagen research and development relating to persistent collagen, and Technologies desires to perform such research and development for Collagen; and

        WHEREAS, the parties desire to commercialize the results of such research and development relating to such technology.

        IN CONSIDERATION OF THE MUTUAL PROMISES, REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN, THE PARTIES AGREE AS FOLLOWS:

                                    ARTICLE I

                                   DEFINITIONS

        Except as otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Separation Agreement. In addition, for the purposes of this Agreement, the capitalized terms set forth below shall have the meanings set forth in this Article 1.

        1.1 "Persistence Technology" shall mean the inventions or discoveries, whether or not patentable, made, conceived, reduced to practice, or otherwise developed by Technologies in furtherance of the Project.

        1.2 "Costs" shall mean the direct and indirect costs to Technologies related to performing its research and development obligations pursuant to the Project hereunder as set forth in Exhibit A.

        1.3 "FDA" shall mean the United States Food and Drug Administration or any successor agency thereof.

        1.4 "Intellectual Property Rights" shall mean trade secrets, patents, copyrights, trademarks, know-how, moral rights and similar rights of any type under the laws of any governmental authority, domestic or foreign, including all applications and registrations relating to any of the foregoing.

        1.5 "Net Sale Price" shall mean: the gross invoiced price for all Products sold by Collagen, its Affiliates or sublicensees to: (i) C.R. Bard, Inc. for incontinence; or (ii) third party end-users in the facial business, including Affiliates of Collagen that are end-users of the Products, less deductions made in the normal course of business for: (a) commercially reasonable quantity, trade and cash discounts or rebates, recalls, credits or allowance and adjustments separately and actually credited to customers for rejections and returns of Products; (b) charges for freight, postage, transportation, import or export taxes, excise taxes and other similar taxes, insurance and other delivery costs not otherwise charged to the customer and actually paid by Collagen; and (c) any tax or other government charges (other than income tax) levied on the use, sale, transportation or delivery of Product and borne by Collagen and its Affiliates.

        1.6 "Performance Specification" shall mean that the Product's persistence must exceed ZyplastTM persistence by at least two times at all time points.

        1.7 "Product" shall mean any commercial product for use solely within the Aesthetics Field and which incorporates all or any portion of the Persistence Technology.

        1.8 "Project" shall mean the research and development activities to be performed by Technologies under this Agreement relating to persistent collagen as set forth in the "Project Plan" which shall be delivered and executed by the parties at the time of execution of this Agreement.

                                   ARTICLE II

                            RESEARCH AND DEVELOPMENT

        2.1 PERFORMANCE OF THE PROJECT. The parties shall agree upon the Project Plan which shall be delivered and executed by the parties at the time of execution of this Agreement. The Project Plan shall set forth: (i) the scope and objectives of the Project; and (ii) work plan activities, and time schedules associated with: (a) filing for expanded IDE in the U.S. for CP-1; (b) filing dossier for product registration in Europe for CE Mark for CP-1; and (c) starting expanded U.S. clinical study (collectively "Development Milestones"). Subject to the terms and conditions set forth herein, Technologies shall use its commercially reasonable efforts to perform the Project in accordance with the Project Plan. Technologies' obligations to perform the Project shall be extinguished upon Collagen's confirmation that Technologies has delivered to Collagen a Product which materially conforms to the Performance Specification, which confirmation shall not be unreasonably withheld. If the parties decide to abandon development and commercialization of the CP-1 Product and to instead pursue development and/or commercialization of a new product, then the parties shall negotiate with each other, in good faith, the terms for developing and commercializing such new product.

        2.2 REPORTING. Technologies shall furnish Collagen with quarterly written reports summarizing the progress of the Project to date within thirty
(30) days after the end of each quarter during which work on the Project is performed ("Quarterly Reports"). Technologies will also provide Collagen with Technologies' summary and conclusions upon completion of the Project (the "Final Project Report"). Between Quarterly Reports, Technologies shall keep Collagen advised of the progress of the Project upon Collagen's reasonable request and shall make available to Collagen, at Collagen's expense, developmental personnel to share Technologies' information, data, know-how, product plans and relevant data reduction techniques relating to the Project. Collagen will maintain the confidentiality of all data provided pursuant to this Section 2.2 in accordance with Article 6.

        2.3 DEVELOPMENT FEES. In consideration for Technologies' performance of the Project, commencing upon the Effective Date through June 30, 1998, Collagen shall pay to Technologies the Costs associated with the Project, based on the methodology used by Technologies in the fiscal year 1998 budget. After June 30, 1998, the development fees shall be [*] Technologies shall bill Collagen for Costs on a monthly basis, and payment shall be due and payable by Collagen to Technologies within thirty (30) days of receipt of such bill. Technologies agrees to provide to Collagen within two (2) weeks after the close of each calendar quarter: (i) a written estimate of the Costs for the third month of such calendar quarter; and (ii) the actual amounts of the Costs for the first and second months of such calendar quarter (if not previously billed). In the event that Collagen fails to pay the Costs to Technologies as set forth herein, Technologies may terminate this Agreement pursuant to Section 5.2. Upon reasonable notice to Technologies, Collagen shall have the right to have an independent certified public accountant, selected by Collagen and reasonably acceptable to Technologies, audit Technologies' records, during normal business hours, to verify Technologies' Costs associated with the Project; provided, however, that such audit shall not take place more frequently than once a year and shall not cover such records for more than the preceding two (2) years. The accountant shall only report to Collagen as to the accuracy of Technologies' Costs, and in the event of any inaccuracy, the correct amount of such Costs. Technologies shall promptly refund to Collagen the amount of any overpayment determined in such audit, and Collagen shall promptly pay to Technologies the amount of any underpayment determined in such audit. Such audit shall be at Collagen's expense unless the audit identifies an overpayment based on Technologies' invoices, of greater than five percent (5%), in which case such audit shall be at Technologies' expense. Technologies shall preserve and maintain all such records and accounts required for audit for a period of two
(2) years after the calendar quarter for which the records apply.

        2.4 DEVELOPMENT MILESTONES. Technologies shall use commercially reasonable efforts to meet the Development Milestones by their "Finish Dates" specified in the Project Plan. For the purpose of this Section 2.4, meeting a Development Milestone shall mean both completing the Development Milestone within: (i) ninety (90) days of its corresponding Finish Date; and (ii) one hundred and twenty percent (120%) of the budget amount associated with that Development Milestone. In the event Technologies fails to so meet any Development Milestone, Collagen may terminate this Agreement pursuant to Section 5.2.

        2.5 OWNERSHIP OF PERSISTENCE TECHNOLOGY. The parties agree that Persistence Technology, including works-in-progress, the Product and any and all Intellectual Property Rights thereto and therein shall be owned by and be the sole property of Technologies.

                                   ARTICLE III

                           LICENSE GRANT TO AESTHETICS

        3.1 LICENSE. Technologies hereby grants to Collagen a worldwide, exclusive license, with the right to sublicense, to Persistence Technology solely within the Aesthetics Field, including the right to develop, have developed, make, have made, sell, offer to sell, have sold, import, export, have imported and exported, distribute, and have distributed Products.

        3.2 ROYALTIES. Collagen shall pay to Technologies a royalty of [*] of the Net Sale Price of the Product.

        3.3 PAYMENT AND AUDIT. Collagen shall make royalty payments to Technologies pursuant to Section 3.2 on a quarterly basis within thirty (30) days after the end of each quarter. Sales made in foreign currency will be determined in the foreign funds for the country in which the Product are sold, and then converted into equivalent United States dollars at the rate of exchange for selling funds as published by the Wall Street Journal (U.S., Western Edition) for the last business day of each quarter. Upon reasonable notice to Collagen, Technologies shall have the right to have an independent certified public accountant, selected by Technologies and reasonably acceptable to Collagen, audit Collagen's records, during normal business hours, to verify the royalties payable by Collagen to Technologies; provided, however, that such audit shall not take place more frequently than once a year and shall not cover such records for more than the preceding two (2) years. The accountant shall only report to Technologies as to the accuracy of the payments paid by Collagen to Technologies, and in the event of any inaccuracy, the correct amount of such payment. Collagen shall promptly pay to Technologies the amount of any underpayment determined in such audit. Such audit shall be at Technologies' expense unless the audit identifies greater than five percent (5%) error, in which case such audit shall be at Collagen's expense. Collagen shall preserve and maintain all such records and accounts required for audit for a period of two (2) years after the calendar quarter for which the record applies.

        3.4     REGULATORY MATERIALS. So long as the license granted in Section
3.1 is in effect, Technologies grants to Collagen a royalty free, non-exclusive, fully paid-up right and license to all United States and foreign regulatory registrations, licenses, and applications ("Regulatory Materials") relating to the Persistence Technology, solely as such relates to the Aesthetics Field. Technologies expressly reserves the right to reference any and all such Regulatory Materials, solely to the extent necessary for Technologies to exercise its rights in the Persistence Technology not granted to Collagen hereunder.

                                   ARTICLE IV

                                COMMERCIALIZATION

        4.1 COMMERCIALIZATION PLANS. Collagen shall keep Technologies generally informed of Collagen's commercialization plans for Products, including Collagen's planned timing for Product launch dates. All dates and other information provided by Collagen in such plan shall be used for planning purposes only, and shall be subject to modification by Collagen. All information provided pursuant to this Section 4.1 shall be kept confidential pursuant to
Article 6.

        4.2 GOVERNMENTAL APPROVALS. Collagen shall be responsible for obtaining all necessary governmental approvals, including FDA approvals, for the development, testing, production, distribution, sale and use of any Product in the Aesthetics Field. Technologies agrees to provide Collagen, at Collagen's expense, with any assistance reasonably requested by Collagen, in obtaining such governmental approvals, including, without limitation, the furnishing of all relevant technical information and know-how presently or hereafter available to Technologies, but excluding any documentation or data which Technologies is bound by obligations to third parties to keep confidential. Collagen shall promptly notify Technologies of FDA and corresponding foreign regulatory approvals received by Collagen for any Product.

                                    ARTICLE V

                              TERM AND TERMINATION

        5.1 TERM. The term of this Agreement shall commence on the Effective Date and continue in full force and effect until the termination by either party pursuant to Sections 5.2 or 5.3.

        5.2 TERMINATION FOR CAUSE. Either Technologies or Collagen may terminate this Agreement by written notice stating such party's intent to terminate in the event the other shall have breached or defaulted in the performance of any of its material obligations hereunder, and the failure of the breaching party to cure such default or breach within thirty (30) days after written notice thereof was provided to the breaching party by the non-breaching party. Such breach shall include but shall not be limited to: (i) Collagen's failure to pay Costs pursuant to Section 2.3; and (ii) Technologies' failure to meet the Development Milestones. If Collagen terminates this Agreement for cause under this Section 5.2, then Collagen shall be granted the license set forth in
Section 3.1. If Technologies terminates this Agreement for cause under this
Section 5.2 then all Collagen's rights under Section 3.1 to Persistence Technology and Products shall terminate and revert back to Technologies.

        5.3 ADDITIONAL TERMINATION RIGHTS. Subject to the terms and conditions, herein, either party may terminate this Agreement upon thirty (30) day written notice to the other party; provided, however, in the event that Collagen terminates this Agreement pursuant to this Section 5.3, then all Collagen's rights under Section 3.1 to Persistence Technology and Products shall terminate and revert back to Technologies. If Technologies terminates this Agreement pursuant to this Section 5.3, prior to Technologies' delivery to Collagen of a Product in conformity with the Performance Specifications, then Collagen shall be granted the License set forth in Section 3.1.

        5.4 EFFECT OF TERMINATION. Expiration or termination of this Agreement pursuant to the terms and conditions set forth in this Agreement shall not relieve the parties of any payment obligations, accruing prior to or upon such expiration or termination.

        5.5 SURVIVAL OF CERTAIN TERMS. The provisions of Sections 2.3, 2.5, 3.3, 3.4 5.3 and 5.4 and Article 6 shall survive the expiration or termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon expiration or termination of this Agreement.

                                   ARTICLE VI

                                 CONFIDENTIALITY

        The parties agree that Information that is proprietary or confidential to (i) Technologies prior to the Effective Date; or (ii) to one party and provided to the other party pursuant to or in furtherance of this Agreement after the Effective Date shall be subject to and treated in accordance with
Article VIII of the Separation Agreement.

                                   ARTICLE VII

                                  MISCELLANEOUS

        This Agreement shall be subject to and incorporate the terms and provisions contained in Article XI of the Separation Agreement to the extent applicable.

        IN WITNESS WHEREOF, the parties have caused this Persistence Development and License Agreement to be executed by their duly authorized representatives.

COLLAGEN TECHNOLOGIES, INC.            COLLAGEN CORPORATION



By:_________________________________   By:_________________________________
             (Signature)                            (Signature)

Name:_______________________________   Name:_______________________________

Title:______________________________   Title:______________________________

Date:_______________________________   Date:_______________________________

Address:                               Address:
           2500 Faber Place                       1850 Embarcadero Road
           Palo Alto, CA 94303                    Palo Alto, CA  94303

                                    EXHIBIT A

                                      Costs



Direct Costs include:
       [*]

Indirect Costs allocable percentage of the following costs:
       [*]

                            PERSISTENCE PROJECT PLAN

        Attached hereto is the Project Plan as defined in the Persistence Development and License Agreement effective as of _________ by and between Collagen Technologies, Inc. and Collagen Corporation.



COLLAGEN CORPORATION                   COLLAGEN AESTHETICS, INC.


By:_________________________________   By:_________________________________
             (Signature)                            (Signature)

Name:_______________________________   Name:_______________________________

Title:______________________________   Title:______________________________

Date:_______________________________   Date:_______________________________


Address:                               Address:
           2500 Faber Place                       1850 Embarcadero Road
           Palo Alto, CA 94303                    Palo Alto, CA  94303

                                   MILESTONES


                 Milestone                               Date


(a)  File for expanded IDE in U.S.
(b)  File dossier with TUV
(c)  Start expanded U.S. clinical study